UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(AMENDMENT NO.  1)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

Eco-Stim Energy Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

               , 2017

To the Stockholders of Eco-Stim Energy Solutions, Inc. (the “Company”):

Notice is hereby given that the Eco-Stim Energy Solutions, Inc. 2017 annual meeting of stockholders (the “Annual Meeting”) will be held on June 15, 2017 at 9:00 AM Central Time, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002. The Annual Meeting is being held for the following purposes:

1.	To elect the seven (7) director nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and the election and qualification of their respective successors;

2.	To approve, on a non-binding advisory basis, the Company’s named executive officers’ compensation;
3.	To approve the issuance of up to 29,538,786 shares (prior to giving effect to the Reverse Stock Split Proposal (as defined herein)) of common stock of the Company par value $0.001 per share (the “Common Stock”) to FT SOF VII Holdings, LLC in connection with the Conversion (as defined herein) as required by and in accordance with the applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) (the “Share Issuance and Conversion Proposal”);

4.	To approve the Second Amendment (the “Second Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares of Common Stock of the Company authorized for issuance thereunder;

5.	To approve the material terms of the Plan, as amended by the Second Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”);

6.	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

7.	To approve (a) a reverse stock split that will reduce the number of shares of outstanding Common Stock of the Company at a ratio of one-for-four (1:4) (the “Reverse Stock Split Proposal”) and (b) a reduction of the number of authorized shares of Common Stock by a corresponding proportion; and

8.	To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on May 4, 2017, the Record Date for the meeting.

Your vote is very important. We would like you to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, it is important for your shares to be represented at the Annual Meeting. We urge you to promptly vote by Internet, by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote or to vote personally if you attend the Annual Meeting. Voting by Internet, by telephone or by submitting a proxy card will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if you hold your shares through a broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

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Beginning on or around                , 2017, we intend to commence mailing this Proxy Statement, the Notice of 2017 Annual Meeting of Stockholders, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016 to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2017

This Notice of Annual Meeting, a copy of this Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2016, are available on our website free of charge at www.ecostim-es.com in the “SEC Filings” subsection of the “Investors” section.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Delivery of Proxy Materials	1
Quorum and Voting	2

PROPOSAL ONE: ELECTION OF DIRECTORS	5
Information Concerning the Nominees and Incumbent Directors	5
Vote Required and Board of Directors’ Recommendation	5

DIRECTORS AND EXECUTIVE OFFICERS	6
Director Qualifications	9
Board Leadership Structure and Role in Risk Oversight	9
Stockholder Communications with the Board	9
Director Independence	10
Attendance at Annual Meetings	10
Board and Committee Meetings	10
Audit Committee	10
Compensation Committee	10
Nominating Committee	12

PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION	13
Vote Required and Board of Directors’ Recommendation	13

PROPOSAL THREE: APPROVAL OF THE SHARE ISSUANCE AND CONVERSION PROPOSAL	14
Background and Purpose of the Proposal	14
Why the Company Needs Stockholder Approval	15
Effect of Proposal on Current Stockholders	16
Vote Required and Board of Directors’ Recommendation	16

PROPOSAL FOUR: APPROVAL OF THE SECOND AMENDMENT TO THE ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN	17
Background and Purpose of the Proposal	17
Consequences of Failing to Approve the Proposal	18
Description of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan	18
Federal Income Tax Consequences	23
New Plan Benefits	26
Previously Awarded Options	27
Securities Authorized for Issuance under Equity Compensation Plans	27

PROPOSAL FIVE: APPROVAL OF THE MATERIAL TERMS OF THE ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M)	28
Background and Purpose of the Proposal	28
Consequences of Failing to Approve the Proposal	28
Maximum Amounts of Compensation	28
Eligibility	29
Performance Criteria and Performance Awards	29

PROPOSAL SIX: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Principal Accountant Fees and Services	30
Vote Required and Board of Director’s Recommendation	30

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Eco-Stim Energy Solutions, Inc. for use at the Annual Meeting. In this Proxy Statement, references to “EcoStim,” “Eco-Stim,” the “Company,” “we,” “us,” “our” and similar expressions refer to Eco-Stim Energy Solutions, Inc., unless the context of a particular reference provides otherwise. The Board requests your proxy for the Annual Meeting that will be held on June 15, 2017 at 9:00 AM Central Time, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

If you are a record holder and you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for non-discretionary matters, which include the election of directors, the advisory vote on the Company’s named executive officers’ compensation, the approval of the Share Issuance and Conversion Proposal, the approval of the Second Amendment to the Plan, the approval of the material terms of the Plan for purposes of complying with the requirements of Section 162(m) and the approval of the Reverse Stock Split, without your instructions as to how to vote. The only discretionary matter to be voted on is the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Please return your proxy card so that your vote can be counted.

Delivery of Proxy Materials

Mailing Date. We intend to commence mailing this Proxy Statement, the Notice of 2017 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016 to all stockholders entitled to vote at the Annual Meeting beginning on or around                 , 2017.

Stockholders Sharing an Address. We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please contact: Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary or by calling 281-531-7200, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you may have consented to reduce the number of copies of materials delivered to your address. In the event you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the proxy materials and you wish to request delivery of a single copy, you should contact your broker directly.

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Internet Availability of Proxy Materials. The Notice of Annual Meeting, the Proxy Statement, the form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2017, are available free of charge at www.ecostim-es.com in the “SEC Filings” subsection under the “Investors” section.

Quorum and Voting

Voting Stock. The Company’s Common Stock, par value $0.001 per share, is the only outstanding class of the Company’s securities that entitles holders to vote at meetings of the Company’s stockholders. Each share of Common Stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 4, 2017 (the “Record Date”). As of the Record Date, 15,027,840 shares of the Company’s Common Stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum. A quorum of stockholders is necessary to have a valid meeting of stockholders. A majority of the shares entitled to vote, represented at the commencement of the meeting in person or by proxy, is a quorum at a stockholders’ meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present, the Annual Meeting may be postponed from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy.

Stockholder List. In accordance with the Company’s bylaws, the Company will maintain at its corporate offices in Houston, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the inspection of any stockholder, for purposes germane to the Annual Meeting, during normal business hours for 10 business days before the Annual Meeting. The list will also to be available throughout the Annual Meeting for inspection by any stockholder present at the meeting.

Vote Required. Only stockholders of record at the close of business on May 4, 2017 have the right to vote at the Annual Meeting. The affirmative vote of a majority of the shares entitled to vote and then present in person or represented by proxy at the Annual Meeting with respect to the subject proposal is required to approve each of Proposal One—Election of Directors, Proposal Two—Non-Binding Advisory Vote to Approve the Company’s Named Executive Officers’ Compensation, Proposal Four—Approval of the Second Amendment to the Plan, Proposal Five—Approval of the Section 162(m) Material Terms of the Plan, Proposal Six—Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote by a majority of the shares entitled to vote at the Annual Meeting is required to approve Proposal Seven—Approval of the Reverse Stock Split Proposal. The affirmative vote of a majority of the shares entitled to vote that are not held by Fir Tree (as defined herein) and then present in person or represented by proxy at the Annual Meeting with respect to the subject proposal is required to approve Proposal Three—Approval of the Share Issuance and Conversion Proposal. If Proposal Three is not approved by the requisite number of shares described above, then Proposal Four, Proposal Five (to the extent it relates to the Second Amendment to the Plan) and Proposal Seven will not become effective even if Proposal Four, Proposal Five and Proposal Seven are approved by the requisite number of shares described above.

The directors and officers of the Company and the Company’s current largest stockholder, Bienville Argentina Opportunities Master Fund, LP, currently control a significant portion of the voting power entitled to vote at the Annual Meeting. As of the Record Date, the directors and executive officers of the Company controlled approximately 11% of the voting power entitled to vote at the Annual Meeting (except with respect to the Share Issuance and Conversion Proposal as to which the directors and executive officers of the Company controlled approximately 13% of the voting power) and Bienville Argentina Opportunities Master Fund, LP controlled approximately 20% of the voting power entitled to vote at the Annual Meeting (except with respect to the Share Issuance and Conversion Proposal, as to which Bienville Argentina Opportunities Master Fund, LP controlled approximately 23% of the voting power).

Cumulative voting is not permitted.

Broker Non-votes and Abstentions. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The NASDAQ Rule 2251 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal Six), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

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If you are a street name stockholder, and you do not give voting instructions to the holder of record (i.e., your broker or bank), the holder of record will not be permitted to vote your shares with respect to Proposal One—Election of Directors, Proposal Two—Non-Binding Advisory Vote to Approve the Company’s Named Executive Officers’ Compensation, Proposal Three—Approval of the Share Issuance and Conversion Proposal, Proposal Four—Approval of the Second Amendment to the Plan, Proposal Five—Approval of the Section 162(m) Material Terms of the Plan or Proposal Seven—Approval of the Reverse Stock Split Proposal, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to each of Proposals One, Two, Three, Four, Five and Seven. If you are a street name stockholder, and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal Six—Ratification of Selection of Independent Registered Public Accounting Firm.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will be included for purposes of determining whether a quorum is present at the Annual Meeting and will be treated as votes against the proposals.

Default Voting. A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

●	FOR ALL the election of the seven persons named in this Proxy Statement as the Board’s nominees for election of directors;

●	FOR the approval, on an advisory basis, of the Company’s named executive officers’ compensation;

●	FOR the approval of the Share Issuance and Conversion Proposal;

●	FOR the approval of the Second Amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder;

●	FOR the approval of the material terms of the Plan for purposes of complying with the requirements of Section 162(m);

●	FOR the ratification of the selection of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017; and

●	FOR the approval of the Reverse Stock Split Proposal.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. As of the date hereof, the Board is not aware of any matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

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Voting Procedures. You may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●	By Internet. You may submit a proxy electronically via the Internet by following the instructions provided on the proxy card, if you are a registered holder, or, on the voter instruction form (“VIF”), if you are a beneficial holder. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the on the proxy card, if you are a registered holder, or, on the VIF, if you are a beneficial holder. Please have the proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Mail. If you are a registered holder who received or requested printed proxy materials, you may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope according to the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

●	In Person. If you are a registered holder and plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers. If your shares are held in the street name and you attend the Annual Meeting, you may only vote if you have obtained a legal proxy from the holder of record (i.e., your broker or bank).

Revoking Your Proxy. If you are a registered holder, you may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i) delivering to the Secretary of the Company, at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, a written notice of the revocation; (ii) signing, dating and returning a proxy bearing a later date; (iii) timely submitting a proxy with new voting instructions using the Internet or telephone voting system; or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised. If your shares are held in the street name, you should follow the instructions provided by your bank or broker to revoke your shares.

Solicitation Expenses. We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation, but such directors, officers and employees may be reimbursed for their reasonable expenses in forwarding solicitation material. We have also retained the firm of Morrow Sodali , LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $5,500 plus expenses. In addition, the Company may request brokers, custodians, nominees and fiduciaries to forward proxy materials to stockholders of the Company and will reimburse any reasonable expenses incurred by them.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Based on the recommendations from its Nominating Committee, the Board has nominated the following seven (7) nominees for election as directors of the Company at the Annual Meeting:

Bjarte Bruheim
Jon Christopher Boswell
Christopher Krummel
Donald Stoltz
David Proman

Andrew Teno
Andrew Colvin

If elected, they will each serve as a director until either they are re-elected at the Company’s next annual meeting or their successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Information Concerning the Nominees and Incumbent Directors

Biographical information of each of the above-listed nominees is contained in “Directors and Executive Officers” below. Information as to the stock ownership of each of our directors and all our current directors and executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Vote Required and Board of Directors’ Recommendation

The nominees receiving the votes of the majority of shares then present and entitled to vote at the Annual Meeting will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES LISTED ABOVE.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information, as of the date of this Proxy Statement, regarding the Company’s directors, nominees and executive officers:

Name	Age	Positions
Bjarte Bruheim	61	Director and Executive Chairman
Jon Christopher Boswell	56	Director, President and Chief Executive Officer
Christopher Krummel	49	Director
Donald Stoltz	39	Director
David Proman	34	Director
Andrew Teno	32	Director
Andrew Colvin	29	Director
Carlos A. Fernandez	59	Executive Vice President-Global Business Development and General Manager-Latin America
Bobby Chapman	60	Chief Operating Officer
Alexander Nickolatos	39	Chief Financial Officer and Assistant Secretary
Craig Murrin	63	Secretary and General Counsel

Bjarte Bruheim. Mr. Bruheim has served as Director and the Chairman of the Board of our Company and its predecessors since December 2011. He has over 30 years of international management experience and is also a serial entrepreneur. He has spent the majority of his career introducing technologies that reduce risk and improve efficiencies in the oil and gas business. Such companies include oilfield services companies such as Petroleum Geo-Services ASA (“PGS”) which he co-founded in 1991, Electromagnetic Geoservices ASA (“EMGS”) an electromagnetic data acquisition and interpretation company where he was an early venture investor and Executive Chairman starting in 2004 and became Chief Executive Officer in January 2015 serving until August 2015, Geo-Texture Technologies, Inc. (“Geo-Texture”), a seismic data processing and interpretation company which he co-founded in 2005, and ODIM ASA (“ODIM”) which he worked to turn around and later sell. PGS and EMGS remain public companies and are leaders in their industry while ODIM was sold to Rolls-Royce plc and the intellectual property of Geo-Texture was sold to Eco-Stim. In addition to the oilfield service companies, Mr. Bruheim was a co-founder in Spinnaker Exploration Company (“Spinnaker”), an Exploration and Production company (“E&P company”) using PGS technology, an early venture investor in Spring Energy AS (“Spring Energy”) using EMGS technology and co-founder of a small E&P company operating in the Eagle Ford field in Texas using Geo-Texture technology. Spinnaker was later sold to Statoil ASA (“Statoil”) for approximately $2.5 billion, Spring Energy was sold to Tullow Oil plc and the small exploration and production company in the Eagle Ford play was sold to Chesapeake Energy Corporation. Mr. Bruheim has been involved at the board level in value creation for many energy and energy service related companies. He started his career as an executive with WesternGeco, now Schlumberger Limited, after graduating with a master’s degree in Physics and Electronics from the Norwegian University of Science & Technology in Trondheim, Norway.

Jon Christopher Boswell. Mr. Boswell has served as President and Chief Executive Officer and a Director of our Company and its predecessors, FRI and FRIBVI, since December 2011. Prior to FRI, from 2009 to 2011, Mr. Boswell served as Chief Financial Officer for NEOS GeoSolutions, a Silicon Valley backed oilfield technology company (“NEOS”). Prior to NEOS, from August 2003 to January 2009, he served as Chief Financial Officer for Particle Drilling Technologies, an oilfield services and technology company (“Particle”). After Mr. Boswell’s departure from Particle in January 2009 as a result of disagreements with the chief executive officer regarding the strategic direction of the company, the remaining management of the company elected to restructure the company and Particle filed for bankruptcy protection in May 2009. Particle secured financing and emerged successfully from bankruptcy on August 28, 2009. Prior to Particle, he served as Senior Vice President and Chief Financial Officer of PGS from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally, during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker. Mr. Boswell began his career at Arthur Andersen & Co. and later served in management positions with PriceWaterhouse, LLP in Houston, Texas. Mr. Boswell is a 1985 graduate of the University of Texas at Austin.

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Christopher Krummel. Mr. Krummel joined our Board in January 2014. Mr. Krummel serves as Vice President of Finance and Chief Accounting Officer of McDermott International Inc., an engineering and construction company (“McDermott”), responsible for all accounting functions including consolidated financial reporting, SEC filings and financial planning and analysis. Prior to joining McDermott in October 2016, he provided advisory services to American Industrial Partners LLC, a private equity fund focused on investment in the industrial sector, (“AIP”), from November 2015 through July 2016, and other companies focused on the global energy industry. Prior to AIP, he served as the Vice President and Chief Financial Officer for EnTrans International LLC, a portfolio company of AIP. Prior to September of 2014, he served as Vice President-Finance, Controller and Chief Accounting Officer for Cameron International Corporation (“Cameron”), where he was responsible for all accounting functions including consolidated financial reporting and SEC filings. He started at Cameron in October 2007 and previously served as Chief Financial Officer for Enventure Global Technology (“Enventure”), a private equity backed startup. Prior to Enventure, he held financial leadership roles with PGS and PriceWaterhouse, LLP. He holds a B.S.B.A. in accounting from Creighton University and a M.B.A. from The Wharton School of the University of Pennsylvania. In addition to our Board, Mr. Krummel is a director of Rebuilding Together Houston.

Donald Stoltz. Mr. Stoltz was elected to our Board on March 7, 2016. Mr. Stoltz is Partner and head of trading of Bienville Argentina Opportunities Master Fund, LP (“Bienville”), which is currently the holder of approximately 20% of the Company’s outstanding shares. Mr. Stoltz has over 16 years of experience in trading derivatives, portfolio risk management, operations and investing in public and private companies. Mr. Stoltz began his career at JPMorgan Chase & Co. (“JPMorgan”) in August 1999, where he worked in diverse roles such as equity derivative trading, institutional sales, interest rate swaps and foreign exchange trading until February 2009. Following JPMorgan, Mr. Stoltz was a proprietary trader at First New York Securities L.L.C. from February until May 2009, when he joined Bienville. Mr. Stoltz’s board experience includes two of Bienville’s portfolio companies, Eco-Stim Energy Solutions and TGLT SA. Mr. Stoltz is chairman of the investment committee at Temple B’nai Jeshurun in Short Hills, NJ. He graduated with a B.S. in management from Pennsylvania State University in 1999.

David Proman. Mr. Proman was designated by Fir Tree to serve on our Board in March 2017, pursuant to the A&R Stockholder Rights Agreement (as defined herein). He joined Fir Tree in 2010 and is a Managing Director on the Investment team. Mr. Proman focuses on the funds’ distressed credit investment strategies, most notably co-managing the firm’s structured mortgage credit and energy restructuring initiatives. Mr. Proman has 13 years of investment experience in structured and corporate debt investing. Prior to joining Fir Tree, Mr. Proman helped manage the corporate and structured mortgage credit investments at Kore Advisors, a fixed income investment fund. Mr. Proman received a B.A. in Economics from the University of Virginia.

Andrew Teno. Mr. Teno was designated by Fir Tree to serve on our Board in March 2017, pursuant to the A&R Stockholder Rights Agreement. Mr. Teno has worked at Fir Tree out of the Miami office since July 2011 and is currently a Director. He is focused on international value investing across capital structures, industries and geographies. Prior to Fir Tree, he worked at Crestview Partners (“Crestview”) as an associate in their Private Equity business. Prior to Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique. Mr. Teno received a B.S. in economics from the undergraduate program of the Wharton School at the University of Pennsylvania.

Andrew Colvin. Mr. Colvin was designated by Fir Tree to serve on our Board in March 2017, pursuant to the A&R Stockholder Rights Agreement. He joined Fir Tree in October 2016 and currently is an associate. He is focused on international value investing across capital structures, industries and geographies. Previously, he worked at KLS Diversified Asset Management LP, a fixed income alternative investment manager (“KLS”), from October 2011 to July 2013 as an associate in their Credit Group. Prior to KLS, he worked at Peter J. Solomon Company, an M&A boutique, from July 2010 to October 2011. Mr. Colvin received his B.A., M.B.A. and J.D. degrees from Columbia University.

Carlos A. Fernandez. Mr. Fernandez has served as our Executive Vice President-Global Business Development and General Manager-Latin America since July 2014. He served as a member of the Board of our Company and its predecessors from December 2011 to March 2017. Mr. Fernandez has 35 years of experience in the oil and gas industry and over 30 years of experience in various executive management and sales positions. From January 2010 to present, he has worked as General Manager – Latin America for NEOS. From April 2006 to November 2009, he served as Senior Vice President Business Development for 3D-Geo Pty Ltd (“3D-Geo”). While at 3D-Geo, Mr. Fernandez led the formation of the Kaleidoscope seismic imaging project, a partnership among Repsol, 3D-Geo, Stanford University, IBM, and the Barcelona Supercomputing Center. From 1996 to March 2006, he served as General Manager – Latin America for Paradigm Geophysical. From 1990 to 1995, Mr. Fernandez served as President of Petroleum Information Argentina. From 1979 through 1990, he held various leadership positions with seismic technology and computing companies such as Silicon Graphics, Inc. Mr. Fernandez received his degree in geophysics with honors from the National University of La Plata in Argentina (“the University”). Mr. Fernandez has taught at the University for more than 10 years, contributing to the education of a significant number of geophysicists, currently working in the oil and gas industry in Latin America and around the world.

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Bobby Chapman. Mr. Chapman was appointed our Chief Operating Officer in December 2013. Mr. Chapman started his career with The Halliburton Company, a company offering pressure pumping and other well completion services worldwide, where he was involved in drilling and completions operations, sales, engineering, and management in offshore Gulf of Mexico and broad US land operations as well as assignments internationally offshore West Africa. His experience includes high pressure / high temperature well cementing, stimulation engineering (matrix acidizing and well stimulation) as well as completion design including complex, extended reach, deep water well completion designs. He was author of several Society of Petroleum Engineers technical papers on the use of high perm well stimulation techniques and processes. In 1998, Mr. Chapman joined Weatherford International (“Weatherford”) where he spent seven years working in management positions involving all types of artificial lift and general business planning. He was responsible for the organic startup of Weatherford’s well stimulation business. Later after leaving Weatherford, he started Liberty Pressure Pumping (“Liberty”), a startup business focused on well stimulation of unconventional resources. He was involved in all phases of the business including strategic planning, financial planning, equipment design, sales, engineering and management. Liberty’s niche was supplying well stimulation operations to the Barnett Shale but later expanding to other unconventional basins in the United States. In 2007, Liberty was sold to Trican Well Service, a well-stimulation company (“Trican”) for in excess of $200 million. Mr. Chapman was retained by Trican to serve as President of the United States region. He resigned from Trican in September 2012. During this time Trican grew to add several operating regions and expanded product line offerings to include cementing services and coil-tubing services. Mr. Chapman is a 1979 graduate of Louisiana State University with a B.S. degree in Petroleum Engineering.

Alexander Nickolatos. Mr. Nickolatos became our Chief Financial Officer in December 2013 and was appointed in July 2014 as our Assistant Secretary. Prior to being appointed our Chief Financial Officer, Mr. Nickolatos has served as Controller of the Company’s predecessors, FRI and FRIBVI, since July 2012. From March 2006 until June 2012, Mr. Nickolatos served as the Director of Financial Planning and Analysis at NEOS. During his time at NEOS, he also served as Controller and Treasurer, and oversaw oil and gas accounting and finance operations in over seven countries, including Argentina. In conjunction with this role, he helped to raise and manage over $500 million from private investors, including Bill Gates, Kleiner Perkins, and Goldman Sachs. He was instrumental in implementing the company’s subsidiary exploration activities in Argentina, eventually forming an assignment of two concessions to ExxonMobil Corporation. Prior to joining NEOS, he worked for Arthur Andersen and PricewaterhouseCoopers. Mr. Nickolatos is a Certified Public Accountant and holds a B.B.A. degree, summa cum laude, from Walla Walla University.

Craig Murrin. Mr. Murrin joined us in April 2014 and was elected Secretary and General Counsel and designated as our Compliance Officer in May 2014. He served as an attorney for an E&P company, SandRidge Energy Offshore, LLC (formerly Dynamic Offshore Resources) from February 2009 until February 2014. He was Vice President, Secretary and General Counsel of Global Geophysical Services, Inc. (“GGS”) from May 2005, when it commenced business, until October 2008. He helped GGS raise over USD 100 million in private equity and USD 180 million of secured debt, establish an international operating company in the Cayman Islands, establish a Foreign Corrupt Practices Act compliance program, and enter the geophysical service business in Algeria, Argentina, Georgia, India, Oman and Peru. He was Vice President-Legal of various subsidiaries of PGS from 1997 until 2003 and served as its chief compliance officer from 2000 to 2003, helping it to enter the geophysical service business in Kazakhstan, Mexico and Saudi Arabia. From 1988 to 1995 he served as Senior Counsel and Assistant Secretary of The Western Company of North America, where he helped it enter the pressure-pumping and offshore drilling businesses in Argentina, Brazil, Colombia, China, Hungary, Indonesia, Malaysia, Nigeria and Russia. He obtained his law degree from Stanford University, where he served on the Law Review. He served on the council of the international section of the Houston Bar Association from 2003 through 2009.

There are no family relationships between any of the executive officers and directors.

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Director Qualifications

Mr. Bruheim has significant operational experience in the oilfield services industry and brings both a practical understanding of the industry as well as hands-on experience at building companies in this sector. He currently serves on several other boards of directors and as Chief Executive Officer of companies operating in our industry and brings experience with young growing companies to our Board, which adds significant value. Mr. Boswell also has a track record as an executive officer in this industry and has been part of starting and building multiple companies with this oilfield service sector. He also brings a strong financial background to our Board. Mr. Krummel has significant financial experience in the industry with current and previous roles as Chief Financial Officer and Chief Accounting Officer with public companies where he was responsible for all accounting functions, including consolidated financial reporting and SEC filings. Mr. Proman co-manages Fir Tree’s structured mortgage credit and distressed credit restructuring initiatives and has experience investing across asset classes including public equities, high yield and investment grade bonds, loans, credit default swaps, interest rate swaps and asset backed securities. Mr. Teno has experience investing globally across asset classes including public equities and credit including high yield and investment grade bonds and loans, as well as private equity. He also has experience in corporate advisory including mergers and acquisitions and fairness opinions. Mr. Colvin has experience investing in corporate credit including high yield bonds, leveraged loans, and credit default swaps. He also has experience in corporate advisory including mergers and acquisitions, recapitalization and restructurings. Mr. Stoltz has experience in trading derivatives, portfolio risk management, interest rate swaps and foreign exchange trading.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer does not serve as the Chairman of our Board. Our Board believes that having an outside director serve as the Chairman helps to ensure that the non-employee directors take an active leadership role on our Board and that this leadership structure is beneficial to the Company.

In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, technical risks affecting the Company’s resource base, political risks and credit and investment risk. The Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact the Company’s strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing the Company’s compensation policies and practices.

Stockholder Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or to any director in particular, by writing to:

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

Attn: General Counsel

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Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Messrs. Bjarte Bruheim, Christopher Krummel, Donald Stoltz, David Proman, Andrew Teno and Andrew Colvin, are “independent” under the standards of the NASDAQ. Prior to their respective departures from our Board, each of Messrs. Jogeir Romestrand, John Yonemoto, Ahmad Al-Sati, Lap Wai Chan, and Leonel Narea were deemed to be “independent” under the standards of the NASDAQ.

There are no family relationships between any of the executive officers and directors.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. ONE board member attended the 2016 annual meeting of stockholders held on June 30, 2016.

Board and Committee Meetings

The Board held seven meetings during the fiscal year ended December 31, 2016. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served, during the period of time such director served on the Board and its committees.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

Mr. Krummel has served as chairman of the Audit Committee since January 2014, and Mr. Bruheim also currently serves on the Audit Committee. Mr. Romestrand served as a member of the Audit Committee until he resigned from our Board on March 7, 2016. On March 7, 2016, our Board, based on the Nominating Committee’s recommendation, appointed Mr. Narea to serve as a member of the Audit Committee, filling the vacancy created by the resignation of Mr. Romestrand from the Board, until Mr. Narea’s resignation from the Board effective March 6, 2017. Our Board has determined that Messrs. Krummel and Bruheim are both independent under the SEC and NASDAQ standards specific to audit committee members, and during their service each of Messrs. Narea and Romestrand were deemed independent under the SEC and NASDAQ standards specific to audit committee members.

As a result of the resignation of Mr. Narea from the Board effective March 6, 2017, the Audit Committee is no longer comprised of three independent directors pursuant to NASDAQ Listing Rule 5605-3(c)(2)(A).

The Board, therefore, intends to appoint a third member of the Audit Committee within the 180 day cure period provided by NASDAQ in order to comply with the rules of the SEC and listing standards of the NASDAQ Listing Rule 5605(c)(4)(B). Once appointed, the Audit Committee should once again consist solely of three independent directors. Mr. Krummel has been designated as the “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated under the Exchange Act (as defined below).

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The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Board, including:

●	overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

●	overseeing the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

●	overseeing the Company’s compliance with legal and regulatory requirements;

●	overseeing the independent auditors’ qualifications, independence and performance;

●	overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	providing an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

The Company has an Audit Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Audit Committee held 7 meetings during the fiscal year ended December 31, 2016. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of our Code on behalf of certain key executive officers on our website at www.ecostim-es.com.

Compensation Committee

Mr. Krummel has served as chairman of the Compensation Committee and Mr. Al-Sati has served as a member of that Committee since March 2015. On March 7, 2016, the Board appointed Mr. Stoltz to serve as an additional member. Mr. Al-Sati resigned on March 6, 2017 upon the closing of the transactions with Fir Tree pursuant to the A&R Note Agreement described in the Background to Proposal Three below, and Mr. Teno was appointed to fill the resulting vacancy on the Compensation Committee. Our Board has determined that all members of the Compensation Committee (including Mr. Al-Sati during his tenure as a committee member) meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the outside director definition of Section 162(m), and the independence standards of the applicable NASDAQ Stock Market Rules.

The Compensation Committee assists our Board in carrying out its responsibilities with respect to (i) employee compensation, benefit plans, and employee stock programs and (ii) matters relating to the compensation of persons serving as senior management and the Chief Executive Officer of the Company. The Compensation Committee determines and approves the total compensation of the Chief Executive Officer and senior management based on its evaluation of the performance the Chief Executive Officer and senior management in light of certain goals and objectives as well as input from the Nominating Committee, and with respect to senior management, the Compensation Committee also considers input from the Chief Executive Officer. The Compensation Committee has broad delegating authority, including the authority to delegate to subcommittees as it deems appropriate, to delegate to one or more executive officers to approve equity compensation awards under established equity compensation plans of the Company to employees and officers of the Company other than those subject to Section 16 of the Exchange Act and to delegate any non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

The Company has a Compensation Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Compensation Committee held one meeting during the fiscal year ended December 31, 2016.

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Nominating Committee

Mr. Romestrand served as chairman of the Nominating Committee from March 2015 until March 7, 2016, when he resigned from the Board and Mr. Bruheim became the chairman of the Nominating Committee. On the same date our Board appointed Mr. Al-Sati and Mr. Stoltz to serve as members of the Nominating Committee, filling the vacancies created by the resignations of Mr. Romestrand and Mr. Yonemoto from the Board. Mr. Al-Sati resigned on March 6, 2017 upon the closing of the transactions with Fir Tree pursuant to the A&R Note Agreement described in the Background to Proposal Three below, and Mr. Proman was appointed to fill the resulting vacancy on the Nominating Committee.

The Nominating Committee identifies, evaluates and nominates qualified candidates for appointment or election to the Company’s Board. In identifying, evaluating and recommending director nominees to the Board, the Nominating Committee identifies persons who possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its stockholders, customers, employees, communities it serves and other affected parties. A candidate must be willing to regularly attend Board meetings and if applicable, committee meetings, to participate in Board development programs, to develop a strong understanding of the Company, its businesses and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. While the Board does not have a formal policy on diversity, in selecting nominees, the Nominating Committee seeks to have a Board that represents a diverse range of perspectives and experience relevant to the Company.

The Company has a Nominating Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The functions of the Nominating Committee, which are discussed in detail in its charter, include (i) developing a pool of potential directorial candidates for consideration in the event of a vacancy on the Board, (ii) screening directorial candidates in accordance with certain guidelines and criteria set forth in its charter and (iii) recommending nominees to the Board. The Nominating Committee held one meeting during the fiscal year ended December 31, 2016.

The Nominating Committee seeks recommendations from our existing directors to identify potential candidates to fill vacancies on our Board. The Nominating Committee will also consider nominee recommendations properly submitted by stockholders in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. For stockholder nominations of directors for the Annual Meeting, nominations must be made in writing and delivered to the Secretary of the Company at 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043. Nominations must be received by the Secretary of the Company no later than the earlier of the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the Annual Meeting.

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PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED
EXECUTIVE OFFICERS’ COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including under the heading “Executive Compensation and Other Information.” This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices of the compensation described in this Proxy Statement.

The Compensation Committee believes that our named executive officers should be compensated in a manner that is commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained growth in value for our stockholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our stockholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage stockholders to read the section of this Proxy Statement entitled “Executive Compensation and Other Information,” including the compensation tables and accompanying narrative disclosures, which discuss in greater detail the compensation of our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of Eco-Stim Energy Solutions, Inc.’s named executive officers, as disclosed in the Proxy Statement for Eco-Stim Energy Solutions, Inc.’s 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Executive Compensation and Other Information” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding on the Company, the Compensation Committee or the Board. However, because we value the views of our stockholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

Vote Required and Board of Directors’ Recommendation

The affirmative vote by a majority of the shares entitled to vote and then present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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PROPOSAL THREE: APPROVAL OF THE SHARE ISSUANCE AND CONVERSION PROPOSAL

At the Annual Meeting, stockholders will be asked to approve the issuance of up to 29,538,786 shares of Common Stock of the Company (prior to giving effect to the Reverse Stock Split Proposal) to FT SOF VII Holdings, LLC in connection with the Conversion, as required by and in accordance with the applicable rules of NASDAQ. As explained in greater detail below, we believe approval of the issuance is advisable.

Background and Purpose of the Proposal

On March 3, 2017, the Company entered into a Purchase, Sale and Assignment Agreement with FT SOF VII Holdings, LLC (the “Fir Tree Affiliate” and, together with Fir Tree Inc. and its affiliates and managed funds, collectively “Fir Tree”) and ACM Emerging Markets Master Fund I, L.P. and ACM Multi-Strategy Delaware Holding LLC (collectively, the “ACM entities”), which became effective on March 6, 2017, pursuant to which, among other things, the Fir Tree Affiliate purchased from the ACM entities $22 million aggregate principal amount of the Company’s outstanding convertible notes due 2018 (the “Existing ACM Note”) and approximately two million shares of Common Stock of the Company held by the ACM entities (the “Purchase, Sale and Assignment”). This transaction was part of a comprehensive recapitalization designed to create a path to a potential conversion to equity of substantially all of the Company’s debt, subject to stockholder approval and satisfaction of certain other conditions. The transactions under the Purchase, Sale and Assignment closed on March 6, 2017.

On March 3, 2017, the Company also entered into an Amended and Restated Convertible Note Facility Agreement (the “A&R Note Agreement”) with the Fir Tree Affiliate, which became effective on March 6, 2017 and replaced the previously existing convertible notes agreement by and among the Company and ACM (the “Existing Note Agreement”). Pursuant to the terms of the A&R Note Agreement, the Company issued to the Fir Tree Affiliate a secured promissory note (the “Amended and Restated Convertible Note”) in a principal amount of $22 million, which replaced the Existing ACM Note, and a secured promissory note (the “New Convertible Note,” and together with the Amended and Restated Convertible Note, the “Notes”) in a principal amount of approximately $19.4 million, representing an additional $17 million aggregate principal amount of convertible notes issued by the Company to the Fir Tree Affiliate on March 6, 2017 and approximately $2.4 million principal amount of convertible notes in payment of accrued and unpaid interest on the Existing ACM Note acquired by the Fir Tree Affiliate from the ACM entities. Approximately $2.1 million of the proceeds of the additional $17 million aggregate principal amount of convertible notes issued to the Fir Tree Affiliate have been used in part to repay exi s ting debt under a loan and security agreement with two of the Company’s largest shareholders (the “Loan Agreement”), with the balance of the proceeds being used for equipment purchases, other approved capital expenditures incurred in accordance with an approved operating budget and other working capital purposes. The Loan Agreement had a 14% per annum interest rate and would have matured on November 30, 2017.

To the extent these Notes are not previously converted into Common Stock in accordance with the terms of the Notes, the unpaid principal amount of the Notes bears an interest rate of 20% per annum and matures on May 28, 2018. The Company has pledged a significant portion of its and subsidiaries’ assets as collateral to secure the repayment of the amounts payable under the A&R Note Agreement and the Notes. If we were unable to repay those amounts, the Fir Tree Affiliate could, among other things, proceed against the collateral that secures that indebtedness. If the Fir Tree Affiliate accelerates the repayment of these borrowings, we cannot assure you that we will have sufficient assets to repay indebtedness under such facilities and our other indebtedness.

The A&R Note Agreement also provides that the New Convertible Note will be automatically converted into Common Stock at a price of $1.40 per share, subject to the satisfaction of the Conversion Conditions (as defined below) (the “Partial Conversion”). In addition, the A&R Note Agreement provides that, if the average closing price per share of the Common Stock as quoted by The Nasdaq Stock Market for the last five consecutive trading days ending on the last business day immediately prior to the date on which this Proxy Statement is filed in definitive form with the SEC (the “Average Market Price”) is at least $0.75 (the “Minimum Price Condition”), the Amended and Restated Convertible Note will also be automatically converted into Common Stock at a price of $1.40 per share, subject to the satisfaction of the Conversion Conditions (the “Full Conversion” and, together with the Partial Conversion, the “Conversion”). However, if the Minimum Price Condition is not satisfied, then the Full Conversion will not occur without the consent of Fir Tree and only the Partial Conversion will occur, subject to the satisfaction of the Conversion Conditions. Therefore, if the Share Issuance and Conversion Proposal is approved by shareholders holding a majority of Common Stock not held by Fir Tree but the Minimum Price Condition has not been satisfied and has not been waived by Fir Tree, the Amended and Restated Convertible Note would remain outstanding and would not be converted into Common Stock and only the New Convertible Note would convert into a total of 13,824,501 shares of Common Stock (prior to giving effect to the Reverse Stock Split Proposal). Under the terms of the A&R Note Agreement and the Notes, neither the Full Conversion nor the Partial Conversion will occur without the consent of Fir Tree if (i) the Common Stock ceases to be quoted on The Nasdaq Stock Market, the Company or any of its subsidiaries incurs liabilities in excess of $250,000 in the aggregate unless such liabilities are incurred in connection with the purchase of equipment or the lease of facilities to be used to support the performance of customer contracts, an event of default has occurred and is continuing under the A&R Note Agreement, a “material adverse effect” (as defined in the A&R Note Agreement) has occurred or the Company or any of its subsidiaries fail to comply with any requirements of law or (ii) the Company fails to deliver to Fir Tree on the date of the applicable Conversion a certificate from the Company’s chief executive officer or chief financial officer confirming the accuracy of the representations of the Company made in the A&R Note Agreement and that no event of default has occurred and is continuing under the A&R Note Agreement along with an opinion of counsel to the Company reasonably acceptable to Fir Tree stating that the Common Stock being issued upon the consummation of the applicable Conversion will, upon such issuance, be fully paid and nonassessable shares of Common Stock and will have been issued in compliance with all applicable laws and not in contravention of the terms of any agreement to which the Company is a party (collectively, the “Conversion Conditions”).

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Interest is payable on the New Convertible Note and the Amended and Restated Convertible Note on August 15 and February 15 of each calendar year, commencing August 15, 2017, unless the New Convertible Note and/or the Amended and Restated Convertible Note, as applicable, are earlier converted. If the Share Issuance and Conversion Proposal is not approved by shareholders holding a majority of Common Stock not held by Fir Tree, or if the Share Issuance and Conversion Proposal is approved but the Full Conversion does not occur or only the Partial Conversion occurs, the Company may be unable to make its interest or principal payments under the A&R Note Agreement and Notes as they become due, which in turn could result in the Company defaulting on the A&R Note Agreement and the Notes. In addition, if the Full Conversion does not occur, then Proposal Four, Proposal Five (to the extent it relates to the Second Amendment to the Plan) and Proposal Seven will not become effective even if Proposal Four, Proposal Five and Proposal Seven are approved by the requisite number of shares.

Our Board and management believe that the issuance of Common Stock to Fir Tree in connection with the Conversion (including the Partial Conversion, if applicable) is in the best interest of the Company and its stockholders.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with NASDAQ Listing Rules 5635(b) and (d).

Under NASDAQ Listing Rule 5635(b), stockholder approval is required where the issuance of securities will result in a change of control. As of the Record Date, we had 15,027,840 shares of Common Stock outstanding prior to giving effect to the Conversion and the Reverse Stock Split Proposal. We intend to issue up to 29,538,786 shares of Common Stock (prior to giving effect to the Reverse Stock Split Proposal) to Fir Tree in connection with the Full Conversion. Because the issuances to the Fir Tree Affiliate, when combined with the 2,030,436 shares of Common Stock acquired by the Fir Tree Affiliate from the ACM entities on March 6, 2017, will result in Fir Tree beneficially owning 20% or more of the outstanding shares of Common Stock, it is possible that such issuances may be deemed to result in a change of control, so we are seeking approval of our stockholders under NASDAQ Listing Rule 5635(b).

Additionally, under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance. Because the issuance of Common Stock to Fir Tree upon the Full Conversion or Partial Conversion will result in Fir Tree acquiring shares representing 20% or more of the outstanding shares of Common Stock, we are seeking approval of our stockholders under NASDAQ Listing Rule 5635(d).

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Effect of Proposal on Current Stockholders

If the Share Issuance and Conversion Proposal is adopted, up to 29,538,786 shares of Common Stock will be issued to Fir Tree in connection with the Conversion (prior to giving effect to the Reverse Stock Split Proposal). The issuance of such shares upon the Conversion would result in significant dilution to our existing stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The rights and privileges associated with the shares of Common Stock issued in connection with the Conversion will be identical to the rights and privileges associated with the Common Stock held by our existing common stockholders, including voting rights. However, as more fully described below in “Certain Relationships and Related Party Transactions,” for so long as it beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), Fir Tree has the right to nominate three individuals for election to the Board of the Company, and certain key actions of the Company, including but not limited to, changes in numbers of directors, sale of all or substantially all assets of the Company or issuance of a new class of capital stock, will require approval by a majority of the Board, including the affirmative vote of at least two of the directors appointed by Fir Tree. Fir Tree will have certain additional rights so long as Fir Tree beneficially owns at least 10% of the outstanding Common Stock, as more fully described below in “Certain Relationships and Related Party Transactions.”

As of the Record Date, Fir Tree beneficially owns 2,030,436 shares of Common Stock, or 13.51% of the then-outstanding Common Stock. After giving effect to the Share Issuance and Conversion Proposal (prior to giving effect to the Reverse Stock Split Proposal), Fir Tree would beneficially own 31,569,222 shares, or 70.8% of the then-outstanding Common Stock, which means that Fir Tree will have substantial control of the Company following the Share Issuance and Conversion.

If the Share Issuance and Conversion Proposal is not approved or if the Notes are not converted into Common Stock, the unpaid principal amount of the Notes will mature in May 2018. Additionally, if the Share Issuance and Conversion Proposal is not approved or if the Notes are not converted into Common Stock, Fir Tree will retain the right to nominate three individuals to the Board pursuant to the A&R Stockholder Rights Agreement (as defined below), for so long as it beneficially owns at least 5% of the issued and outstanding Common Stock. Fir Tree’s current appointments to the Board are Messrs. David Proman, Andrew Teno, and Andrew Colvin. If the Share Issuance and Conversion Proposal is not approved or if the Notes are not converted into Common Stock, Fir Tree will also retain the right to fill any vacancy created by the departure from the Board of any individual previously appointed by Fir Tree pursuant to the A&R Stockholder Rights Agreement, for so long as it beneficially owns at least 5% of the issued and outstanding Common Stock. Please see “Certain Relationships and Related Party Transactions” for additional information.

Vote Required and Board of Directors’ Recommendation

The affirmative vote by a majority of the shares not held by Fir Tree entitled to vote and then present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SHARE ISSUANCE AND CONVERSION PROPOSAL.

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PROPOSAL FOUR: APPROVAL OF THE SECOND AMENDMENT TO THE ECO-STIM ENERGY
SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Second Amendment to the Plan (as amended from time to time) which increases the number of shares of Common Stock available under the Plan by 5,000,000 shares (from 1,200,000 shares to 6,200,000 shares) (prior to giving effect to the Reverse Stock Split Proposal). If Proposal Four is approved at the Annual Meeting, the effectiveness of the Second Amendment to the Plan will be contingent upon the approval of Proposal Three—Approval of the Share Issuance and Conversion Proposal and the occurrence of the Full Conversion. As explained in greater detail below, we believe approval of the Second Amendment to the Plan is advisable in order to ensure that we have an adequate number of shares available under the Plan for our compensation programs.

Background and Purpose of the Proposal

The Board originally adopted the Plan, effective as of July 9, 2014. The Plan was amended and restated in its current form, and approved by our stockholders, effective as of May 14, 2015. The Plan was further amended effective as of June 30, 2016, pursuant to the First Amendment to increase the number of shares of Common Stock that we may grant under the Plan by 200,000 shares.

The purpose of the Second Amendment is to increase the number of shares of Common Stock that we may grant or issue under the Plan should the Full Conversion described in Proposal Three—Approval of the Share Issuance and Conversion Proposal occur as recommended by the Board. If the Share Issuance and Conversion Proposal does not get approved or the Share Issuance and Conversion Proposal does get approved but the Full Conversion does not occur due to the failure to satisfy the Minimum Price Condition or any of the Conversion Conditions or otherwise, the additional shares covered by the Second Amendment will not be issued or, if already issued, will be cancelled even if Proposal Four is approved by the shareholders. Any shares covered by the Company’s Plan shall also be adjusted to reflect any stock or reverse stock splits that may be approved by the shareholders and take effect, including the Reverse Stock Split. For example, if the shareholders approve the increase in the Plan by 5,000,000 shares and also approve the Reverse Stock Split Proposal, the number of additional shares approved under the Second Amendment for awards under the Plan would be limited to 1,250,000 shares. All references in this Proxy Statement for grants of shares in 2017 are calculated on a pre-reverse split basis and assuming the Share Issuance and Conversion Proposal is approved by the shareholders and the Full Conversion occurs.

On April 5, 2017, the Board unanimously approved the Second Amendment, effective as of June 15, 2017, subject to and conditioned upon (i) stockholder approval of this Proposal Four, (ii) stockholder approval of Proposal Three and (iii) occurrence of the Full Conversion. If either Proposal Three or this Proposal Four is not approved by stockholders, the Plan will continue in effect in its present form. If both Proposal Three and this Proposal Four are approved by stockholders and the Full Conversion occurs, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance under the Plan.

We believe that approval of the Second Amendment is necessary in order to give us the flexibility to make stock-based awards and other awards permitted under the Plan over the next two years in amounts determined appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Second Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of Common Stock as of April 19, 2017 was $1.11 per share, as reported on the NASDAQ.

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As of March 31, 2017, the total number of outstanding shares of Common Stock was 15,027,840. This total is prior to any shares of Common Stock issued in connection with the Conversion described in Proposal Three—Approval of the Share Issuance and Conversion Proposal and prior to the proposed Reverse Stock Split described in Approval of the Share Issuance and Conversion Proposal and prior to the proposed Reverse Stock Split described in Proposal Seven—Approval of the Reverse Stock Split Proposal. Our current dilution (which is the number of shares of Common Stock available for grant under the Plan together with the number of shares of Common Stock available for grant under the Eco-Stim Energy Solutions, Inc. 2013 Stock Incentive Plan (as amended from time to time, the “2013 Plan”), divided by the total number of shares of Common Stock outstanding) is approximately 15%. Approximately 867,699 of the grants under the 2013 Plan and the Plan together were in the form of stock options, and of these, 861,867 or over 99% have a strike price of $3.00 or higher and therefore are currently anti-dilutive. If Proposal Three is approved at the 2017 Annual Meeting, we expect to issue up to 29,538,786 shares of Common Stock to Fir Tree upon the Full Conversion, assuming the Conversion Conditions are satisfied (prior to giving effect to the Reverse Stock Split Proposal), which would cause the potential dilution from issuances authorized under the Plan together with issuances authorized under the 2013 Plan to be reduced to approximately 5%. If the Second Amendment is approved by stockholders under this Proposal Four, and assuming that Proposal Three is approved at the 2017 Annual Meeting and the issuance of Common Stock to Fir Tree upon the Full Conversion described in the preceding sentence occurs, it would cause the potential dilution from issuances authorized under the Plan together with issuances authorized under the 2013 Plan to be increased to approximately 16%. Again, approximately 867,699 of the grants under the 2013 Plan and the Plan were in the form of stock options, of which 861,867 or over 99% have a strike price of $3.00 or higher and therefore are currently anti-dilutive. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve Proposal Three—Approval of the Share Issuance and Conversion Proposal or this Proposal Four will mean that we will continue to grant equity awards under the terms of the Plan and the 2013 Plan, in their current form, until the shares of Common Stock available for issuance thereunder are exhausted, which we estimate will occur in mid-2017, based on current expected equity grant practices and plans. If either Proposal Three—Approval of the Share Issuance and Conversion Proposal or this Proposal Four is not approved by stockholders, or if the Full Conversion does not occur, the Plan will remain in effect in its current form and awards will continue to be made under the Plan as currently in effect until all shares currently available for awards and issuance have been issued pursuant to such awards.

Description of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan

A summary description of the material features of the Plan, as amended to reflect the Second Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to (i) the Plan, a copy of which is incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-207094), filed on September 23, 2015, (ii) the First Amendment, a copy of which is incorporated by reference to Exhibit 4.1 to our Form S-8 (File No. 333-213549), filed on September 9, 2016 and (iii) the Second Amendment, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.

Purpose of the 2015 Stock Incentive Plan

The purpose of the Plan is to provide a means through which the Company may attract and retain able persons to serve as directors, consultants or employees of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to remain employed by, or continue providing services to, the Company and its affiliates. A further purpose of the Plan is to enhance the profitable growth of the Company and its affiliates. The Company seeks to achieve the Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

●	incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);

●	stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”);

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●	restricted stock awards (“Restricted Stock”);

●	phantom stock (“Phantom Stock”), which may be settled in Common Stock or in cash, as determined by the Committee (as defined below);

●	awards that are subject to or contingent upon certain performance measures (“Performance Awards”);

●	stock appreciation rights (“SARs”), either in connection with an award of Options or independently as a Phantom Stock award; and

●	awards of Common Stock (“Bonus Stock”).

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs Incentive Options. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the Plan after 10 years (May 14, 2025) from the date the Plan was approved by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been exercised, satisfied, forfeited or expired.

Administration of the Long Term Incentive Plan

The Plan is administered by a committee (the “Committee”) appointed by the Board. Unless the Board appoints another committee, the Compensation Committee of the Board administers the Plan. The Committee shall be comprised solely of two or more directors who are both “nonemployee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m). Subject to the terms and conditions of the Plan, the Committee shall have the power from time to time to:

●	determine which Eligible Individuals (as defined below) shall receive an Award;

●	the time or times when such Award shall be made;

●	the type of Award that shall be made; and

●	the number of shares of Common Stock to be subject to, or the value of, an Award.

The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed thereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistence in the Plan or any agreement in the manner and to the extent it deems expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on such matters and in construing the provisions of the Plan are conclusive. The Committee may delegate to the CEO the administration (or interpretation of any provision) of the Plan and the right to grant Awards under the Plan, provided such administration, interpretation and power to grant awards relates to persons who are not then subject to Section 16 of the Exchange Act. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the CEO, the determination or interpretation of the Committee shall be conclusive.

Shares Subject to the Long Term Incentive Plan

The Second Amendment would increase the number of shares of Common Stock available for Awards under the Plan by 5,000,000 shares to 6,200,000 shares (before giving effect to the Reverse Stock Split Proposal). Accordingly, after giving effect to the Second Amendment, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options, may not exceed 6,200,000 shares of Common Stock (before giving effect to the Reverse Stock Split Proposal), which is inclusive of shares of Common Stock issued pursuant to Existing Awards and shares of Common Stock that may be issuable in the future under the Plan or the 2013 Plan. In addition, the Plan also includes individual limitations on the amounts of Awards that may be awarded. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares (subject to adjustment from time to time in accordance with the provisions of the Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

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Without giving effect to the Second Amendment, 1,200,000 shares of Common Stock are authorized for issuance under the Plan and 1,000,000 shares of Common Stock are authorized for issuance under the 2013 Plan, for a total of 2,200,000 shares of Common Stock authorized for issuance under the Plan and the 2013 Plan. As of April 19, 2017, there were (i) a total of 1,335,657 shares of Common Stock already issued pursuant to awards under the Plan and the 2013 Plan (the “Existing Awards”) and (ii) a total of 864,343 shares of Common Stock remaining available for future awards under the Plan and the 2013 Plan.

To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. The shares of Common Stock issued under the Plan may be, in whole or in part, authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. As long as the shares of Common Stock remain listed for trading on the NASDAQ, the fair market value of the shares of Common Stock on a given date will be the value equal to the closing price of a share of Common Stock as reported on the NASDAQ on that date (or if no closing price is reported on that date, on the last preceding date on which there was such a closing price).

Persons Who May Participate in the Long Term Incentive Plan

Individuals eligible to receive Awards (or “Eligible Individuals”) under the Plan are employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company. Eligible Individuals to whom an Award is granted under the Plan are referred to as “Participants.” As of April 19, 2017, we estimated that we had approximately six outside directors, four executive officers, and 102 other employees who would be eligible to participate in the Plan.

Awards under the Long Term Incentive Plan

Stock Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options (only to employees of the Company or one of its subsidiaries) that comply with Section 422 of the Code; and (ii) Nonstatutory Options. With respect to Incentive Options, a Participant must be an employee of the Company or one of its subsidiaries on the date of grant. The exercise price of each Option granted under the Plan shall be determined by the Committee; however, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant (or 110% of the fair market value per share of Common Stock in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or five years from the date of grant in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination (which may be on termination of employment or such other dates as provided in the Option Agreement). To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Options granted under the Plan are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Option shall be treated as a Nonstatutory Option.

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Each Option is evidenced by an Option Agreement, in such form and containing such provisions as the Committee determines from time to time, not inconsistent with the terms of the Plan. Such Option Agreement shall specify the effect of termination of employment or service on the exercisability of the Option. An Option agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option and, in such case, the exercise of the SAR shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the SAR is exercised (and vice versa). In the case of any SAR that is granted in connection with an Incentive Option, such right shall be exercisable only when the fair market value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered.

Except as permitted under the Plan in connection with a recapitalization or other Corporate Change (as defined in the Plan), Options and SARs may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any Option or SAR for other consideration when the exercise price per share of Common Stock under such Option or SAR exceeds the fair market value of the underlying shares or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the listing standards of the NASDAQ. Notwithstanding the foregoing, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase the per share exercise price or replace any Option or SAR with the grant of Options or SARs having a per share exercise price that is equal to or greater than the per share exercise price of the original Award.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to restrictions, forfeitures, terms and conditions imposed by the Committee in its discretion including, lapse of forfeitures, conditions on the attainment of one or more performance measures, continuation of employment or service, occurrence of a specific event or satisfaction of a specific condition, or a combination of any of the foregoing. Unless the Committee determines otherwise, upon the issuance of Restricted Stock, a Participant shall have all of the rights of a stockholder with respect to the shares of Common Stock represented by the Restricted Stock, including the right to vote such shares of Common Stock and to receive all dividends or other distributions made with respect to the shares of Common Stock. Dividends shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. Each Restricted Stock Award is evidenced by a Restricted Stock Agreement, in such form and containing such provisions as the Committee determines from time to time, not inconsistent with the terms of the Plan.

Phantom Stock. A Phantom Stock Award represents the right to receive shares of Common Stock (or the fair market value thereof), or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee. Each Award of Phantom Stock will contain restrictions, terms and conditions imposed by the Committee in its discretion. Awards of Phantom Stock may be paid in shares of Common Stock, cash or a combination thereof, and whether such award includes a right to dividend equivalents (and the terms and conditions of such dividend equivalents). A Phantom Stock Award may include, without limitation, a SAR that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the SAR shall be determined by the Committee but such exercise price shall not be less than the fair market value of a share of Common Stock on the date such SAR is granted. A Participant is not entitled to the privileges and rights of a stockholder with respect to a Phantom Stock Award unless and until shares of common stock (if any) have been delivered to the participant. Each Phantom Stock Award is evidenced by a Restricted Stock Agreement, in such form and containing such provisions as the Committee determines from time to time, not inconsistent with the terms of the Plan.

Performance Awards. Performance Awards may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement. A Performance Award shall be awarded to a participant contingent upon one or more performance measures established by the Committee. Please see “Proposal Four—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)” for additional information regarding the potential performance measures for Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m). The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the performance measure(s). Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measure(s) for such performance period, as determined and certified in writing by the Committee. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee.

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Bonus Stock. The Committee may grant an Award of unrestricted shares of Common Stock to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. Awards of Common Stock may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Other Provisions

Transferability of Awards. The Plan generally restricts the transfer of Awards, except for (1) transfer by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order or (3) with the consent of the Committee. Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Changes in Capitalization. In the event of a subdivision or consolidation of Common Stock, the number of shares of Common Stock with respect to which an Award theretofore granted may thereafter be exercised or satisfied, as applicable, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the purchase price per share, if any, shall be proportionately reduced and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased.

Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718 or any successor accounting standard, (1) the Committee shall equitably adjust the number and class of shares of Common Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such recapitalization and shall adjust the number and class of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such recapitalization and (2) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock (or other securities) that may be delivered with respect to Awards under the Plan, the individual Award limitations under the Plan and the class of shares of Common Stock (or other securities) available for grant under the Plan. Upon a Corporate Change (as defined in the Plan), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or SARs held by any individual Participant: (1) accelerate the time at which Options or SARs then outstanding may be exercised, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or SARs held by such Participants, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value (as defined in the Plan) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or SARs then outstanding as the Committee deems appropriate to reflect such Corporate Change.

Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by the Plan, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In addition, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan as Incentive Stock Options and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee. To the extent required by applicable law or regulation, any such adjustment will be subject to stockholder action.

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Termination and Amendment. The Board may terminate the Plan at any time with respect to any shares for which Awards have not yet been granted. The Board may alter or amend the Plan or any part of the Plan from time to time; provided that no such change may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of such Participant; provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan, increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options or change the class of individuals eligible to receive Awards under the Plan.

Clawback. Any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule.

Tax Withholding. The Company shall have the right to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the date of grant, SARs payable in cash, Phantom Stock, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

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Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Plan allows the Committee to permit the transfer of Awards (other than Incentive Options), in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

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In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2017, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Cash Awards, Phantom Stock, Restricted Stock and Bonus Stock Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a Phantom Stock Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the Phantom Stock Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.

A recipient of Restricted Stock or a Bonus Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

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Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. Although the Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations. Please see “Proposal Four—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Complying with the Requirements of Section 162(m)” for additional information.

New Plan Benefits

The following table sets forth, for the named executive officers and certain other groups, all shares of Common Stock underlying Options and Phantom Stock awards granted under the Plan during 2017 (prior to giving effect to the Reverse Stock Split Proposal). The awards shown in this table are contingent upon stockholder approval of Proposal Three and Proposal Four at the Annual Meeting.

Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan	Phantom Stock(1)		Stock Options(2)
Name and Position	Dollar value ($)(3)	Number of Shares	Dollar Value ($)	Number of Shares
Jon Christopher Boswell	330,000	275,000	—	800,000
Chief Executive Officer

Bobby Chapman	60,000	50,000	—	225,000
Chief Operating Officer

Carlos Fernandez	330,000	275,000	—	750,000
Executive Vice President-Corporate Business Development and General Manager- Latin America

Alexander Nickolatos	300,000	250,000	—	650,000
Chief Financial Officer and Assistant Secretary

All executives as a group	1,020,000	850,000	—	2,425,000

Non-executive director group (4)	—	—	—	—

Non-executive officer employee group	180,000	150,000	—	750,000

Total	1,200,000	1,000,000	—	3,175,000

(1)	In May 2017, the Committee approved the grant of phantom stock awards to certain executive officers and employees. The phantom stock awards are contingent upon receiving stockholder approval of the Second Amendment and will be cancelled if such stockholder approval is not obtained. The phantom stock awards vest in four equal semi-annual installments over a two-year period specified within the agreements so long as the awardee remains employed by us on each vesting date , subject to accelerated vesting on certain qualifying terminations of employment or a change in control.
(2)

In May 2017, the Committee approved the grant of stock options to certain executive officers and employees. The stock options are contingent upon receiving stockholder approval of the Second Amendment and will be cancelled if such stockholder approval is not obtained. The stock options vest and become exercisable in four equal semi-annual installments over a two-year period specified within the agreements so long as the awardee remains employed by us on each vesting date , subject to accelerated vesting on certain qualifying terminations of employment or a change in control. The stock options were granted at an exercise price of $1.41, $2.00 or $2.50.

(3)	The amounts in this column reflect the closing price of our Common Stock on April 10, 2017, which was $1.20, multiplied by the number of shares of phantom stock subject to the award.
(4)	All members of the Board who are not also our executive officers.

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Previously Awarded Options

The following table sets forth, for the named executive officers and certain other groups, all shares of Common Stock underlying outstanding Options previously awarded under the Plan prior to May 2017 (prior to giving effect to the Reverse Stock Split Proposal). No associate of any of the directors, named executive officers or nominees set forth below holds or has held options to purchase our Common Stock.

Name and Principal Position	Number of Shares Issued or Underlying Options
Jon Christopher Boswell	18,500
Chief Executive Officer

Bobby Chapman	0
Chief Operating Officer

Carlos Fernandez	0
Executive Vice President-Corporate Business Development and General Manager- Latin America

Alexander Nickolatos	15,000
Chief Financial Officer and Assistant Secretary

All executives as a group	33,500

Non-executive director group (1)	0

Non-executive officer employee group	60,000

Total	93,000

(1) All members of the Board who are not also our executive officers

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2016 (prior to giving effect to the Reverse Stock Split Proposal).

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,174,464	$5.45	759,328
Equity compensation plans not approved by security holders	—	—	—
Total	1,174,464	$5.45	759,328

The board of directors unanimously recommends that you vote “FOR” the SECOND AMENDMENT TO the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN.

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PROPOSAL FIVE: APPROVAL OF THE MATERIAL TERMS OF THE ECO-STIM ENERGY
SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN FOR PURPOSES OF COMPLYING WITH THE
REQUIREMENTS OF SECTION 162(M)

In addition to seeking approval of the Second Amendment as set forth in Proposal Four, we are also asking stockholders to approve the material terms of the Plan for purposes of complying with the requirements of Section 162(m) solely with respect to the additional shares to be added to the Plan, subject to stockholder approval, pursuant to the Second Amendment (the “Additional Shares”) in order to allow us to grant Awards under the Plan using the Additional Shares that are designed as “performance-based compensation” within the meaning of Section 162(m).

Background and Purpose of the Proposal

We believe it is desirable to have the ability to deduct, for federal income tax purposes, the value of Awards granted pursuant to the Plan. The Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for Awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our stockholders.

We are specifically requesting that stockholders vote to approve: (1) the maximum amount of compensation that may be paid to a Participant under the Plan in any fiscal year, (2) the individuals eligible to receive compensation under the Plan, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m). Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Consequences of Failing to Approve the Proposal

If this Proposal Five is not approved by stockholders, Covered Employees may not receive the compensation that we intended to provide them under the Plan and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that we may be limited in our ability to grant Awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Proposal Five is not approved by stockholders, we will continue to be able to grant Awards of “performance-based compensation” within the meaning of Section 162(m) under the Plan with respect to shares of Common Stock currently available under the Plan (i.e., prior to giving effect to the Second Amendment and the Additional Shares) as a result of the approval of the proposal setting forth the material terms of the Plan by our stockholders at the 2015 Annual Meeting and 2016 Annual Meeting.

Maximum Amounts of Compensation

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of Common Stock that may be granted in any one year to a Covered Employee and a maximum amount of cash compensation payable in any one year as an Award under the Plan to a Covered Employee. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

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Eligibility

Employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company are eligible to receive Awards under the Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the Performance Award.

Performance Criteria and Performance Awards

If an eligible person is a Covered Employee, and the Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance objectives based on the performance measures specified in the Plan.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) net income or net income margin (before or after taxes), (vi) cash flow, cash flow from operations or return on investment, (vii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (viii) economic value added, (ix) return on capital, assets, net assets or equity, (x) operating income, operating income margin or operating margin, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, (xiv) capital expenditures, (xv) general and administrative expenses, (xvi) net asset value, (xvii) operating costs, or (xviii) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or affiliates of the Company alone, or the Company together with one or more of its business units or affiliates. In addition, subject to any limitations under Section 162(m), such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events. The grant, vesting, exercise and/or settlement of Performance Awards may also be contingent upon one or more operational performance measures established by the Committee; provided, however, that with respect to Awards that are intended to provide “performance-based” compensation for purposes of Section 162(m), such operational performance measures shall be approved by the stockholders of the Company to the extent required to comply with the performance-based compensation requirements under Section 162(m).

If an Award is designated as a Performance Award subject to Section 162(m), the Committee will establish the initial performance measures within the time period required under Section 162(m).

Notwithstanding the foregoing and the allowance for performance-based awards and its submission to stockholders, the Company reserves the right to pay its employees, including the recipients of performance-based awards under the Plan, amounts which may or may not be tax-deductible under Section 162(m) or other provisions of the Code.

For a detailed description of the remaining terms of, certain tax consequences associated with participation in and other information regarding the Plan, please see Proposal Three.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR the approval of the material terms of the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN for purposes of COMPLYING WITH THE REQUIREMENTS OF section 162(M).

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PROPOSAL SIX: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Whitely Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017. Whitely Penn LLP has served in this capacity since 2013. The Board is submitting the selection of Whitely Penn LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Whitely Penn LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. We are not presently expecting that representatives of Whitley Penn LLP will attend the Annual Meeting. If Whitely Penn LLP attends the Annual Meeting, they will have an opportunity to make a statement if they desire to do so and would be available to respond to appropriate questions.

The Audit Committee has the sole authority and responsibility to retain, compensate, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Whitely Penn LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Principal Accountant Fees and Services

The following table presents fees for professional audit services performed by Whitley Penn LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2016 and 2015.

	2016	2015
Audit Fees (1)	$107,843	$243,327
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$107,843	$243,327

(1)	Audit fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the reviews of the S-1 filed during 2015.

Pre-Approval Policies

The charter of the Audit Committee requires that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s fees for audit, audit-related, tax and other services. The Audit Committee pre-approved all services, audit and non-audit, provided to us by Whitley Penn LLP for 2015 and 2016.

Vote Required and Board of Director’s Recommendation

The affirmative vote by a majority of the shares entitled to vote and then present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.

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PROPOSAL SEVEN: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

We are asking stockholders to approve a reverse stock split that will reduce the number of shares of outstanding Common Stock at a ratio of one-for-four (1:4) and a reduction of the number of authorized shares of common stock by a corresponding proportion, in each case contingent upon the occurrence of the Full Conversion.

Background and Purpose of the Proposal

On April 5, 2017, the Board approved, subject to stockholder approval at the Annual Meeting, (a) a reverse stock split (the “Reverse Stock Split”), to be effected at the discretion of the Board, at a ratio of one-for-four (1:4), such that every four (4) shares of Common Stock of the Company issued and outstanding on the effective date of the Reverse Stock Split shall automatically be reclassified and combined into one (1) share of Common Stock, subject to the treatment of fractional interests as described below and (b) a reduction of the number of authorized shares of common stock by a corresponding proportion.

Pursuant to Nevada Revised Statutes Section 78.2055, the Reverse Stock Split must be approved by our Board and submitted to the stockholders for approval. The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is necessary to approve Proposal Seven—Approval of the Reverse Stock Split Proposal, that is, more than 50% of the issued and outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting must be voted in favor of Proposal Seven to approve Proposal Seven. Abstentions and broker non-votes have the same effect as a vote against Proposal Seven. Pursuant to Nevada Revised Statutes Section 78.207, the corresponding reduction of the number of authorized shares of Common Stock does not require shareholder approval. Neither the Reverse Stock Split nor the corresponding reduction of the number of authorized shares of the Common Stock would require an amendment to the Company’s Articles of Incorporation under Nevada law.

Our Board reserves the right not to effect the Reverse Stock Split and corresponding reduction of the number of authorized shares of Common Stock, even if approved by the stockholders. By voting in favor of Proposal Seven, you are also expressly authorizing our Board to determine not to proceed with the Reverse Stock Split and corresponding reduction of the number of authorized shares of Common Stock in its sole discretion.

If the Board elects to proceed with the Reverse Stock Split, the primary purpose will be to maintain compliance with the listing requirements of the NASDAQ. Our Board also believes that the Reverse Stock Split will enable the Company to reduce its mailing and regulatory costs in the future by paying cash to stockholders who otherwise would be entitled to receive fractional shares in the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act.

If the Reverse Stock Split Proposal is approved by our stockholders and is effected, at the Board’s discretion, every four (4) outstanding shares of Common Stock would be combined and reclassified into one (1) share of Common Stock. Additionally, if the Reverse Stock Split Proposal is approved by our stockholders and is effected, the number of authorized shares of Common Stock would be proportionally reduced by the Reverse Stock Split ratio of one-for-four (1:4), resulting in a decrease from 200,000,000 authorized shares of Common Stock to 50,000,000 authorized shares of Common Stock.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to if and when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to effect the Reverse Stock Split and corresponding reduction of authorized Common Stock. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split and corresponding reduction of authorized Common Stock is in the best interests of the Company and stockholders in light of, among other things, the per share market price of our Common Stock and the future mailing and regulatory costs associated with shareholders owning three or less shares of Common Stock. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “—Board Discretion to Effect the Reverse Stock Split.” If the Board decides to effect the Reverse Stock Split and reduction of authorized Common Stock, the Company will file a Certificate of Change with the Secretary of State of Nevada, substantially in the form attached to the proxy statement as Appendix B. An amendment to the Company’s Articles of Incorporation is not required under Nevada law.

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Reasons for the Reverse Stock Split

We believe that the Reverse Stock Split will likely result in a higher per share market price of our Common Stock and allow us to maintain compliance with the NASDAQ minimum closing bid price requirement for continued listing. We also believe that the Reverse Stock Split and the anticipated increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our shareholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide the Board flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them from following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Common Stock is currently listed on the NASDAQ under the symbol “ESES.” The NASDAQ imposes certain minimum requirements for us for the continued listing of our Common Stock. Under NASDAQ Listing Rule 5450(a)(1), a listed company is below compliance standards if the closing bid price of its listed securities falls below $1.00 per share over a consecutive 30 business day period. The per share closing bid price of our Common Stock has fallen as low as $0.71 during 2017.

We believe that delisting from the NASDAQ could adversely affect the liquidity, marketability and price of our Common Stock, as well as affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the NASDAQ could also have other negative results, including the potential loss of confidence by institutional investors. We believe that the NASDAQ provides a broader market for our Common Stock than would the alternatives, such as the OTC Bulletin Board or the “pink sheets.”

In addition, our Board believes that the Reverse Stock Split will enable the Company to reduce its mailing costs by paying cash to stockholders who otherwise would be entitled to receive fractional shares in the Reverse Stock Split. As of April 19, 2017 there were approximately 556 registered holders of three or fewer shares of Common Stock, who would receive cash rather than shares in the Reverse Stock Split. These holders collectively hold approximately 621 shares of Common Stock, representing far less than one percent (1%) of the number of shares of Common Stock outstanding as of the Record Date. Therefore, Nevada law does not afford those holders dissenters or appraisal rights and does not require an amendment to the Company’s Articles of Incorporation in connection with the Reverse Stock Split. If the Reverse Stock Split is effected, stockholders who would otherwise hold fractional shares of Common Stock (or Incentive Plan awards with an underlying fractional share of Common Stock) as a result of the Reverse Stock Split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old stock certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Affect the Price of our Common Stock over the Long-Term. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

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The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock by a Reverse Stock Split ratio of one (1) share of Common Stock for every four (4) shares of Common Stock currently outstanding. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any stockholder receiving a fractional share of Common Stock. The Company does not intend to issue fractional shares of Common Stock in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, stockholders who would otherwise hold fractional shares of Common Stock (or Incentive Plan awards with an underlying fractional share of Common Stock) as a result of the Reverse Stock Split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old stock certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares of Common Stock). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.001.

As of the Record Date, the Company had approximately 15,027,840 shares of Common Stock outstanding (prior to giving effect to the Reverse Stock Split Proposal). If the Full Conversion occurs and the Reverse Stock Split is effected at a ratio of one-for-four (1:4), the number of issued and outstanding shares of Common Stock after the Reverse Stock Split, after giving effect to the Full Conversion, would be approximately                  .

Effects of the Reverse Stock Split on Outstanding Equity Awards. If the Reverse Stock Split is effected, the terms of equity awards under the Plans, including the per share exercise price of options and the number of shares issuable under outstanding awards, will be proportionally adjusted to the number of shares available under the Plans and to maintain the approximate economic value of such awards. The Compensation Committee must approve such adjustments and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive on all participants of the Plans. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Plans will be adjusted and proportionately decreased as a result of the Reverse Stock Split. As of the Record Date, the Company had 864,343 remaining shares of Common Stock authorized for issuance under the Plans. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of one-for-four (1:4), the number of remaining shares of Common Stock authorized for issuance under the Incentive Plans after the Reverse Stock Split would be approximately 216,085 (without giving effect to any increase resulting from the approval of Proposal Four). Additionally, a pre-Reverse Stock Split unvested restricted stock unit representing the right to receive 20,000 shares of Common Stock upon vesting would be converted into a post-Reverse Stock Split restricted stock unit representing the right to receive 5,000 shares of Common Stock upon vesting.

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Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of shares of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares of Common Stock). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

Effects of the Reverse Stock Split on Regulatory Matters. The Common Stock is currently registered under Section 12(b) of the Exchange Act and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, the Common Stock will continue to trade on the NASDAQ under the symbol “ESES,” subject to the Company maintaining compliance with the listing requirements for its Common Stock on the NASDAQ.

EFFECTS OF THE AUTHORIZED SHARE REDUCTION

If the Reverse Stock Split and the proportional reduction of the number of authorized shares of Common Stock are approved and effected, it will reduce the total number of shares of Common Stock that we are authorized to issue from 200,000,000 shares of Common Stock to 50,000,000 shares of Common Stock. The decrease in the number of authorized shares of Common Stock would result in fewer shares authorized but unissued Common Stock being available for future issuance for various purposes, including raising capital or making acquisitions. However, we believe that if the Reverse Stock Split and the proportional reduction of the number of authorized shares of Common Stock are approved and effected, the amount of authorized but unissued shares of Common Stock will be sufficient for our future needs.

Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares of Common Stock in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, stockholders who would otherwise hold fractional shares of Common Stock (or Incentive Plan awards with an underlying fractional share of Common Stock) as a result of the Reverse Stock Split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old stock certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares of Common Stock otherwise issuable.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that the Reverse Stock Split is in the best interests of the Company and its stockholders. This determination by the Board will be based upon a variety of factors, including those discussed below. We expect that the primary focus of the Board in determining whether or not to effect the Reverse Stock Split will be the per share market price of our Common Stock and whether the prospective permanent, reduction in mailing costs that would result will eventually outweigh the one-time cost of effecting the Reverse Stock Split.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the sole authority to elect whether or not and when to effect the Reverse Stock Split.

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Exchange of Stock Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, the transfer agent will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split Common Stock to the transfer agent in exchange for certificate(s) representing post-Reverse Stock Split Common Stock. No certificate(s) representing post-Reverse Stock Split Common Stock will be issued to a stockholder, and no cash in lieu of a fractional share of Common Stock will be received, until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split Common Stock, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split Common Stock for certificate(s) representing post-Reverse Stock Split Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheet attributable to our shares of Common Stock will be reduced by the one-for-four (1:4) ratio. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the reverse stock split of our common stock.

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This discussion is limited to holders who hold pre-reverse stock split shares of our common stock and will hold post-reverse stock split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), the Medicare tax on net investment income or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, including, but not limited to:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	pension or other employee benefit plans;

●	dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose functional currency is not the U.S. dollar;

●	former U.S. citizens or long-term residents of the United States;

●	real estate investment trusts or regulated investment companies; and

●	persons that hold pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

U.S. Holders

For purposes of this discussion, “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, no gain or loss will be recognized by a U.S. Holder upon the receipt of a reduced number of shares of our common stock as a result of the reverse stock split. The U.S. Holder’s aggregate tax basis in the post-reverse stock split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and its holding period in the post-reverse stock split shares of common stock should include the holding period for the shares of common stock surrendered. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the reverse stock split.

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A U.S. Holder that receives cash in lieu of a fractional share of common stock should recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in its common stock that is allocable to the fractional share.

U.S. Information Reporting and Backup Withholding Tax. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split unless the U.S. Holder is an exempt recipient and, if requested, certifies as to such status. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the reverse stock split generally will not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the reverse stock split will not be subject to U.S. federal income tax on any gain recognized on the disposition of such fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a Non-U.S. Holder’s permanent establishment in the United States) (b) with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the reverse stock split occurs and certain other conditions are met, or (c) our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are, or will become in the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, if we are or were to become a USRPHC, as long as our common stock is treated as regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the reverse stock split or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock (a “5% shareholder”) will be taxable on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the reverse stock split, notwithstanding the treatment of the reverse stock split as a recapitalization.

Non-U.S. Holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the reverse stock split, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Vote Required and Board of Directors’ Recommendation

The affirmative vote by a majority of the shares entitled to vote at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

Summary Compensation Table

The following table summarizes, with respect to each of our named executive officers, information relating to all compensation earned for services rendered to us in all capacities in the last two completed fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa-tion	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)(3)	Total ($)
Jon Christopher Boswell	2016	200,000	65,000	53,200	14,618	—	—	22,621	355,439
Chief Executive Officer	2015	200,000	96,000			—	—	25,250	321,250

Bobby Chapman	2016	150,000		23,940	—	—	—	19,763	193,703
Chief Operating Officer	2015	200,000	43,000		—	—	—	24,150	267,150

Carlos Fernandez	2016	200,000	65,000	113,050	—	—	—	12,000	390,050
Executive Vice President-	2015	200,000	90,000		—	—	—	12,054	302,054
Corporate Business Development and General Manager Latin America(1)

Alexander Nickolatos	2016	200,000	65,000	39,900	12,530	—	—	24,208	341,638
Chief Financial Officer and	2015	200,000	85,000		—	—	—	25,250	310,250
Assistant Secretary

(1)	The amounts in this column reflect the aggregate grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. See “Part II – Item 8 – Financial Statements and Supplemental Data –Notes to consolidated financial data – Note 14 – Stock-Based Compensation” of the Company’s Annual Report on Form 10-K for additional information regarding the assumptions used to calculate the grant date fair value of the stock awards. The stock awards granted to Messrs. Boswell, Chapman, Fernandez and Nickolatos in 2016 were awards of restricted stock under our 2013 Stock Incentive Plan and 2015 Stock Incentive Plan. We did not grant any stock awards to our named executive officers in 2015.

(2)	The amount in this column reflects the aggregate grant date fair value of all option awards calculated in accordance with FASB ASC Topic 718. See “Part II – Item 8 – Financial Statements and Supplemental Data – Notes to consolidated financial data – Note 14 – Stock-Based Compensation” of the Company’s Annual Report on Form 10-K for additional information regarding the assumptions used to calculate the fair value of the option awards. The option awards granted to Messrs. Boswell and Nickolatos were awards of stock options under our 2013 Stock Incentive Plan and 2015 Stock Inventive Plan. We did not grant any option awards to our named executive officers in 2015.

(3)	Amounts reported in the “All Other Compensation” column consist of (a) with respect to all named executive officers, employer matching contributions to our tax-qualified Section 401(k) retirement savings plan and (b) with respect to Messrs. Boswell, Chapman and Nickolatos, a monthly car allowance.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements. We have entered into employment agreements with each of our named executive officers. The following summary details the material terms of the employment agreements:

Jon Christopher Boswell. Mr. Boswell’s employment agreement was amended on April 23, 2017. It provides for an original term of employment, of 12 months, to be automatically extended for an additional year on such date and the subsequent anniversary of such date in accordance with a renewal provision set forth in the employment agreement that automatically extends the term of Mr. Boswell’s employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Boswell a base salary of $350,000 per year. Mr. Boswell is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 125% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for six (6) months after the termination of Mr. Boswell’s employment (for whatever reason), Mr. Boswell will not compete with us or solicit our customers or our employees. The employment agreement also provides for the nondisclosure of any confidential information relating to us by Mr. Boswell.

Bobby Chapman. Mr. Chapman’s employment agreement, as amended on October 8, 2015, provided for an original term of employment that ended November 3, 2016, but was automatically extended for an additional year on such date in accordance with a renewal provision set forth in the employment agreement that automatically extends the term of Mr. Chapman’s employment for an additional year unless either party provides written notice of non-renewal. As of January 1, 2016, we pay Mr. Chapman a base salary of $150,000 per year. As of January 1, 2016, Mr. Chapman is also eligible to receive a $1,000.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for six (6) months after the termination of Mr. Chapman’s employment (for whatever reason), Mr. Chapman will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of any confidential information relating to us by Mr. Chapman.

Carlos Fernandez. Mr. Fernandez’s employment agreement provided for an original term of employment that ended June 30, 2016, but was automatically extended for an additional year on such date in accordance with a renewal provision set forth in the employment agreement that automatically extends the term of Fernandez’s employment for an additional year unless either party provides written notice of non-renewal. Pursuant to the employment agreement, we pay Mr. Fernandez a base salary of $200,000 per year for his service as the Executive Vice President-Corporate Business Development and General Manager Latin America. Mr. Fernandez is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for six (6) months after the termination of Mr. Fernandez’s employment (for whatever reason), Mr. Fernandez will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Fernandez.

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Alexander Nickolatos. Mr. Nickolatos’ employment agreement was amended on April 23, 2017. It provides for an original term of 12 months, to be automatically extended for an additional year on such date and each subsequent anniversary of such date in accordance with a renewal provision that automatically extends the term of Mr. Nickolatos’ employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Nickolatos a base salary of $300,000 per year. Mr. Nickolatos is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 100% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement also provides that during the term of the agreement and for six (6) months after the termination of Mr. Nickolatos’ employment (for whatever reason), Mr. Nickolatos will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Nickolatos.

Outstanding Equity Awards at Fiscal Year End

The following table presents, for each named executive officer, information regarding outstanding option awards and stock awards held as of December 31, 2016.

	STOCK AWARDS
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Jon Christopher Boswell	30,048	—		3.33	28-Aug-22	64,500	$61,920
	125,000	—		6.00	24-Oct-23
	8,500	8,500	(1)	6.00	11-Jul-24
	—	17,500	(4)	3.00	27-May-26

Bobby Chapman	100,000	—		6.00	4-Nov-23	29,000	27,840

Carlos Fernandez	22,318	—		3.33	28-Aug-22	77,500	74,400
	10,000	—		6.00	24-Oct-23

Alexander Nickolatos	4,083	—		0.33	1-Jul-22	57,500	55,200
	5,015	—		3.33	28-Aug-22
	25,000	—		6.00	24-Oct-23
	—	15,000	(4)	3.00	27-May-26

(1)	These options held by our named executive officers previously vested as to 50 percent of each award on July 11, 2015 and July 11, 2016 and the remaining 50 percent of each award will become vested and exercisable in two equal annual installments on July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date.

(2)	Includes (a) awards of restricted stock held by our named executive officers that previously vested as to 50 percent of each award on July 11, 2015 and July 11, 2016 and consist of the following number of remaining shares that will become vested in two remaining equal annual installments on July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 8,500, (ii) Mr. Chapman – 15,000, (iii) Mr. Fernandez – 20,000 and (iv) Mr. Nickolatos – 15,000; (b) awards of restricted stock held by our named executive officers that previously vested as to 50 percent of each award on December 1, 2015 and December 1, 2016 and consist of the following number of remaining shares that will become vested in two remaining equal annual installments on December 1, 2017 and December 1, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 10,000, (ii) Mr. Chapman – 5,000, (iii) Mr. Fernandez – 15,000 and (iv) Mr. Nickolatos – 12,500; and; (c) awards of restricted stock held by our named executive officers that will vest in four equal annual installments on May 27, 2017, May 27, 2018, May 27, 2019 and May 27, 2020, so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 20,000, (ii) Mr. Chapman – 9,000, (iii) Mr. Fernandez — 42,500, and (iv) Mr. Nickolatos – 15,000.

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(3)	The amounts in this column reflect the closing price of our Common Stock on December 30, 2016 (the last trading day of fiscal year 2016), which was $0.96, multiplied by the number of outstanding shares of restricted stock.

(4)	These options held by Messrs. Boswell and Nickolatos will become vested and exercisable in four equal annual installments on May 27, 2017, May 27, 2018, May 27, 2019 and May 27, 2020 so long as the named executive officer remains employed by us on such date.

Additional Narrative Disclosure

Retirement Benefits

As of December 31, 2016, we maintain a tax-qualified Section 401(k) retirement savings plan. This plan provides for employee contributions, employer matching contributions (5% of salary), and a discretionary profit sharing contribution. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. No discretionary profit sharing contributions were made during 2015 or 2016. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory limitation, which was $18,000 for 2016. All employer contributions vest immediately.

Potential Payments Upon Termination or a Change in Control

The employment agreements with Messrs. Boswell, Chapman, Fernandez and Nickolatos contain severance provisions, as described below.

Mr. Boswell. If we terminate Mr. Boswell’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Boswell terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses and (b) an amount equal to one year of base salary and accelerated vesting of unvested restricted stock and stock options granted prior to the effective date of the agreement and outstanding as of the date of termination, and payment (or reimbursement of) the cost of medical benefit continuation (on the same bases and at the same cost as such benefits are currently provided to executives of the Company) for Mr. Boswell and any covered dependents for up to 18 months or until Mr. Boswell and/or his covered dependents are covered by another company’s group health insurance, whichever is sooner. Payment of item (b) is contingent upon the execution of a release by Mr. Boswell on a form provided by us.

If Mr. Boswell’s employment with us is terminated due to his becoming disabled, Mr. Boswell is entitled to his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year. If Mr. Boswell’s employment is terminated as a result of his death, we are required to pay his estate his base salary and accrued through the date of his death, and any unpaid bonus from the prior year and to reimburse his estate for any unreimbursed business expenses.

If Mr. Boswell’s employment with us is terminated for “cause,” or if Mr. Boswell terminates his employment with us voluntarily, Mr. Boswell is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we elect to not renew the employment agreement at the end of its term, then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses and (b) subject to executing a release, severance equal to one year of base salary.

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Mr. Chapman. If we terminate Mr. Chapman’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Chapman terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Chapman on a form provided by us. If Mr. Chapman’s employment with us is terminated due to his becoming disabled, Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding.

If Mr. Chapman’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Chapman’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Chapman’s employment with us is terminated for “cause,” or if Mr. Chapman terminates his employment with us voluntarily, Mr. Chapman is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Chapman elect to not renew the employment agreement at the end of its term, then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Fernandez. If we terminate Mr. Fernandez’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Fernandez terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Fernandez on a form provided by us.

If Mr. Fernandez’s employment with us is terminated due to his becoming disabled, Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Fernandez’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Fernandez’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Fernandez’s employment with us is terminated for “cause,” or if Mr. Fernandez terminates his employment with us voluntarily, Mr. Fernandez is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Fernandez elect to not renew the employment agreement at the end of its term, then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Nickolatos. If we terminate Mr. Nickolatos’ employment without “cause” (as such term is defined in his employment agreement), or if Mr. Nickolatos terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses and (b) an amount equal to one year of base salary and accelerated vesting of unvested restricted stock and stock options granted prior to the effective date of the agreement and outstanding as of the date of termination, and payment (or reimbursement of) the cost of medical benefit continuation (on the same bases and at the same cost as such benefits are currently provided to executives of the Company) for Mr. Nickolatos and any covered dependents for up to 18 months or until Mr. Nickolatos and/or his covered dependents are covered by another company’s group health insurance, whichever is sooner. Payment of item (b) is contingent upon the execution of a release by Mr. Nickolatos on a form provided by us.

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If Mr. Nickolatos’ employment with us is terminated due to his becoming disabled, Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Nickolatos’ employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death and to reimburse his estate for any unreimbursed business expenses and unpaid bonus.

If Mr. Nickolatos’ employment with us is terminated for “cause,” or if Mr. Nickolatos terminates his employment with us voluntarily, Mr. Nickolatos is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we elect to not renew the employment agreement at the end of its term, then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses and (b) subject to executing a release, severance equal to one year of base salary.

Actions Taken Since Fiscal-Year End

As described above in Proposal Four, we are seeking stockholder approval of the Second Amendment to the Plan at the Annual Meeting, which increases the number of shares of Common Stock available under the Plan by 5,000,000 shares after giving effect to (and contingent upon) the Full Conversion (but prior to giving effect to the Reverse Stock Split Proposal). In May 2017, the Committee approved the grant of phantom stock awards and stock options to certain executive officers, including our named executive officers, and employees, contingent upon the Full Conversion and the approval of the Second Amendment to the Plan. Such awards consist of an aggregate of 1,000,000 shares of phantom stock and 3,175,000 stock options (in each case, prior to giving effect to the Reverse Stock Split Proposal). These phantom stock awards and stock options are contingent upon receiving stockholder approval of the Second Amendment and the occurrence of the Full Conversion and will be cancelled if such stockholder approval is not obtained. The phantom stock awards and stock options vest (and in the case of the stock options, become exercisable) in four equal semi-annual installments over a two-year period beginning on the date of the effectiveness of the Second Amendment so long as the awardee remains employed by us on each vesting date , subject to accelerated vesting on certain qualifying terminations of employment or a change in control. The stock options were granted at an exercise price of $1.41, $2.00 or $2.50.

The following table sets forth the phantom stock awards and stock options granted to our named executive officers in May 2017, which are contingent on the Full Conversion and stockholder approval of the Second Amendment and are presented prior to giving effect to the Reverse Stock Split Proposal.

Name	Number of Shares of Phantom Stock	Number of Stock Options ( $1.41 Exercise Price)	Number of Stock Options ($2.00 Exercise Price)	Number of Stock Options ($2.50 Exercise Price)
Jon Christopher Boswell	275,000	500,000	100,000	200,000
Bobby Chapman	50,000	75,000	75,000	75,000
Carlos Fernandez	275,000	500,000	100,000	150,000
Alexander Nickolatos	250,000	450,000	100,000	100,000

Director Compensation

We historically have not had a formal compensation package for non-employee members of our Board for their service as directors. At the time of this report, we do not anticipate establishing a formal compensation package for our non-employee directors. However, we may decide to grant an award of stock options to our non-employee directors from time to time.

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Messrs. Romestrand and Yonemoto resigned from our Board in March 2016. In connection with his resignation, Mr. Yonemoto forfeited all unexercised options granted to him on his date of resignation pursuant to his award agreement. In connection with his resignation, we amended the award agreement governing Mr. Romestrand’s outstanding stock options to provide that, notwithstanding his resignation from the Board, Mr. Romestrand’s stock option award would continue to vest in accordance with the original vesting schedule so long as Mr. Romestrand continued to serve as Director Emeritus of the Company. However, Mr. Romestrand resigned as Director Emeritus in January 2017 and forfeited all unexercised options granted to him on his date of resignation pursuant to his amended award agreement.

While we have historically granted options to purchase shares of our Common Stock to our non-employee directors, our non-employee directors do not currently receive any compensation specifically for their services as a director; however the Company does reimburse these directors for any travel or other business expenses related to their service as a director.

The following table shows the compensation paid to our non-employee directors during the year ended December 31, 2016.

Name	Fee: Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa-tion ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)	Total ($)
Bjarte Bruheim	—	—	—	—	—	—	—
Jogeir Romestrand(2)	—	—	—	—	—	—	—
Christopher Krummel	—	—	—	—	—	—	—
John Yonemoto(2)	—	—	—	—	—	—	—
Ahmad Al-Sati(3)	—	—	—	—	—	—	—
Lap Wai Chan(3)	—	—	—	—	—	—	—
Donald Stoltz(4)	—	—	—	—	—	—	—
Leonal Narea(4)	—	—	—	—	—	—	—

(1)	As of December 31, 2016, each of our non-employee directors held the following aggregate number of options to purchase our Common Stock: (i) Mr. Bruheim—143,151; (ii) Mr. Krummel—58,812; (iii) Mr. Al-Sati – 15,000 and (iv) Mr. Chan—15,000.

(2)	Messrs. Romestrand and Yonemoto resigned in March 2016. Mr. Romestrand continued to serve as Director Emeritus until his resignation in January 2017, thereby forfeiting all unexercised options pursuant to his amended award agreement. All unexercised options granted to Mr. Yonemoto were forfeited during 2016 pursuant to his award agreements.

(3)	Messrs. Al-Sati and Chan resigned on March 6, 2017. All unexercised options granted to Messrs. Al-Sati and Chan were forfeited as of the date of resignation pursuant to their award agreements.

(4)	Messrs. Stoltz and Narea were appointed to the Board on March 7, 2016. Mr. Narea resigned from the Board on March 6, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

At April 19, 2017, we had 15,027,840 shares of our Common Stock issued and outstanding prior to giving effect to the Conversion and the Reverse Stock Split. The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 19, 2017 by:

●	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our directors and nominees;

●	each of our named executive officers; and

●	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX 77043. The percentages in the table are computed using a denominator consisting of the shares of outstanding Common Stock as of April 19, 2017 plus the number of shares of Common Stock issuable upon the exercise of all outstanding options, warrants, rights or conversion privileges held by each holder which are exercisable within 60 days of April 19, 2017. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Class(2)
5% Stockholders:
Bienville Argentina Opportunities Master Fund, LP	2,979,534	(3)	19.83%
FT SOF VII Holdings, LLC	2,030,436	(4)	13.51%
Gilder Gagnon Howe & Co.	967,840	(5)	6.44%
Directors and Executive Officers:
Bjarte Bruheim	657,332		4.34%
Chairman of the Board
Jon Christopher Boswell	447,361		2.94%
Director, President and Chief Executive Officer
Carlos Fernandez	262,936		1.74%
Executive Vice President-Corporate Business Development and General Manager- Latin America
Bobby Chapman	149,250		*
Chief Operating Officer
Alexander Nickolatos	145,098		*
Chief Financial Officer and Assistant Secretary
Christopher Krummel	58,700		*
Director
Andrew Teno	—		*
Director
David Proman	—		*
Director
Andrew Colvin	—		*
Director
Donald Stoltz	2,979,534	(6)	*
Director
Total	7,698,487		49.47%
All officers and directors as a group	1,720,677	(7)	11.06%

* indicates less than 1%.

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(1)	Unless otherwise specified the address of each stockholder is 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043.

(2)	For each stockholder, this percentage is determined by assuming the named stockholder exercises all options which the stockholder has the right to exercise within 60 days of April 19, 2017, but that no other person exercises any options. The denominator does not include the shares that could be issued in connection with the Conversion.

(3)	Represents 1,471,838 shares held by Bienville Argentina Opportunities Master Fund, LP and 1,507,696 shares held by Bienville Argentina Opportunities Fund 2.0, LP (collectively, the “Bienville Argentina Funds”) as disclosed in the 13D filed with the SEC on April 14, 2017 by the Bienville Argentina Funds, Donald Stoltz and certain affiliated parties. The business address of Bienville is 521 Fifth Avenue, 35th Fl, New York City, NY 10175.

(4)	Excludes shares of Common Stock issuable upon the Conversion. If the Full Conversion were to take place, FT SOF VII Holdings, LLC, an affiliate of Fir Tree Inc., would beneficially own 31,569,222 shares, or 70.8% of the then-outstanding Common Stock. If the Partial Conversion were to take place, FT SOF VII Holdings, LLC would beneficially own 15,854,937 shares, or 55.0% of the then-outstanding Common Stock. Fir Tree Inc. serves as the investment manager of FT SOF VII Holdings, LLC. Jeffrey Tannenbaum as the Chairman of the board of directors of Fir Tree Inc. may be deemed a beneficial owner with voting and investment control over the shares held by Fir Tree. The business address of FT SOF VII Holdings, LLC and Fir Tree Inc. is 55 West 46th Street, New York, New York 10036.

(5)	Based solely on Schedule 13G filed with the SEC on February 14, 2017 by Gilder Gagnon Howe & Co (“GGHC”), the securities owned by GGHC include 876,518 share held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 15,692 shares held in the account of the profit sharing plan of GGHC, and 75,630 shares held in accounts owned by the partners of GGHC and their families. The business address of GGHC is 475 10th Avenue, New York, NY 10018.

(6)	Represents 2,979,534 shares owned by the Bienville Argentina Funds as disclosed in the 13D filed with the SEC on April 14, 2017 by the Bienville Argentina Funds, Donald Stoltz and certain affiliated parties. As the portfolio manager of the registered investment adviser to the Bienville Argentina Funds, Mr. Stoltz could be deemed to indirectly beneficially own the shares held by the Bienville Argentina Funds. Mr. Stoltz disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein. The address of Mr. Stoltz is 521 Fifth Avenue, 35th Fl, New York City, NY 10175.

(7)	Excludes shares that could be deemed to be indirectly beneficially owned by Donald Stoltz.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, Section 16 officers, beneficial owners of 10% or more of our Common Stock and any other person subject to Section 16 of the Exchange Act (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of our Common Stock. Based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us, we have concluded that no Reporting Persons were delinquent with respect to their reporting obligations, as set forth in Section 16(a) of the Exchange Act, except one report on Form 4 relating to the vesting of restricted stocks on January 11, 2015 was filed late by each of Mr. Nickolatos and Mr. Fernandez on November 16, 2015.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our Common Stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements, which are described in the section above titled “Executive Compensation and Other Information.” The foregoing summarizes the Company’s written policy regarding related party transactions.

Transactions with Fir Tree

On March 6, 2017, the Company closed a transaction with the Fir Tree Affiliate and the ACM entities, pursuant to which, among other things, the Fir Tree Affiliate purchased from the ACM entities $22 million aggregate principal amount of the Company’s outstanding convertible note due 2018 and approximately 2 million shares of Common Stock. This transaction was part of a comprehensive recapitalization designed to create a path to a potential equalization of substantially all the Company’s debt, subject to stockholder approval and satisfaction of certain other conditions. As part of the transaction, the Company and the Fir Tree Affiliate agreed to amend and restate the existing convertible note acquired by the Fir Tree Affiliate and the Company issued to the Fir Tree Affiliate an additional $19.4 million aggregate principal amount of convertible notes. After giving effect to these transactions, the Company now has approximately $41.4 million of outstanding convertible notes. Under the terms of these Notes, all, or under certain circumstances, a portion of the outstanding convertible notes will be automatically converted into Common Stock at a conversion price of $1.40 per share, subject to receipt of stockholder approval and satisfaction of certain other conditions. Assuming all the outstanding convertible notes are converted into Common Stock, on a pro-forma basis, the Company would issue approximately 29.5 million shares to Fir Tree and would then have approximately 44.6 million shares outstanding (prior to giving effect to the Reverse Stock Split Proposal) and no outstanding debt. Such unpaid notes bear an interest rate of 20% per annum and mature May 28, 2018 to the extent not converted.

On March 3, 2017, and as a condition precedent for the closing of the transactions with the Fir Tree Affiliate involving the Convertible Notes and the Fir Tree Affiliate’s purchase of Common Stock from the ACM entities, the Company entered into an Amended and Restated Stockholder Rights Agreement (the “A&R Stockholder Rights Agreement”) with the Fir Tree Affiliate and certain other stockholders (the “Specified Stockholders”). Pursuant to the A&R Stockholder Rights Agreement, Fir Tree has the right to nominate three individuals (the “Fir Tree Nominees”) for election to the board of directors of the Company (the “Board”) for so long as it beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis). On March 6, 2017, Messrs. David Proman, Andrew Teno and Andrew Colvin, employees of Fir Tree, were appointed to the Board pursuant to the A&R Stockholder Rights Agreement. Messrs. Proman, Teno and Colvin have been nominated for re-election to the Board at the Annual Meeting. For so long Fir Tree has the right to nominate three members of the Board, the Specified Stockholders have agreed in the A&R Stockholder Rights Agreement to vote all shares of Common Stock they hold in favor of the election of the Fir Tree Nominees as directors and in favor of the conversion of the Notes, which agreement is enforceable by all parties thereto, including by Fir Tree who was granted a proxy to that effect (the “Proxy Right”), the Company and the Specified Stockholders. A director nominated by Fir Tree may only be removed, with or without cause, upon Fir Tree’s written request. Fir Tree also has the right to designate for nomination a substitute designee should a vacancy on the Board be created due to the death, disability, retirement, resignation or removal of any of its previously appointed designees.

The A&R Stockholder Rights Agreement provides that, so long as Fir Tree beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), certain key actions of the Company, including but not limited to, changes in numbers of directors, sale of all or substantially all assets of the Company or issuance of a new class of capital stock, will require approval by a majority of the Board, including the affirmative vote of at least two directors appointed by Fir Tree.

So long as Fir Tree beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), the Company will have an audit committee, a compensation committee, and a nominating committee and will designate at least one director nominated by Fir Tree to each such committee.

So long as Fir Tree beneficially owns at least 10% of the issued and outstanding Common Stock (calculated on a fully diluted basis), Fir Tree will have a pre-emptive right to purchase an amount Common Stock to be issued by the Company necessary to ensure Fir Tree’s beneficial ownership does not decrease as a result of such new issuance. Subject to the same conditions and certain exceptions, Fir Tree and the Specified Stockholders will have rights of first refusal and tag-along rights to any proposed transfer of Common Stock.

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The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Fir Tree Affiliate, pursuant to which the Company granted certain registration rights to Fir Tree with respect to the shares of Common Stock held by Fir Tree (the “Registrable Securities”), including those shares of Common Stock issuable upon the Conversion. Under the Registration Rights Agreement, Fir Tree will have certain customary registration rights, including demand rights and piggyback rights, subject to certain underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration and disposition of the Registrable Securities in compliance with the Company’s obligations under the Registration Rights Agreement.

Transactions with Our Directors, Executive Officers and Affiliates

On May 28, 2015, the Company entered into an amendment of the Existing Note Agreement with ACM entities. ACM entities and the Company agreed to give ACM entities the ability to have deferred interest of $2,485,162 paid in the form of shares of the Company’s Common Stock upon the consummation of a future equity offering, should one occur. On July 15, 2015, the Company issued 523,192 shares of unregistered Common Stock at a price of $4.75 per share to ACM entities as payment for the deferred interest.

On November 9, 2015, EcoStim, Inc., a Texas corporation and wholly-owned subsidiary of the Company, entered into a First Amendment to Employment Agreement (the “First Amendment”) to that certain Employment Agreement dated November 4, 2013, by and between EcoStim, Inc. f/k/a FracRock, Inc. and Bobby Chapman, the Company’s Chief Operating Officer (together with the First Amendment, the “Employment Agreement”). The First Amendment, among other things, (1) amended the term of Mr. Chapman’s employment, which, as amended, commenced on November 9, 2015 and will expire on November 3, 2016; provided, however, that the term will automatically renew each November 4, beginning on November 4, 2016, for an additional 12-month term unless either party provides written notice of non-renewal; (2) reduced Mr. Chapman’s base salary, effective January 1, 2016, from $200,000 per year to $150,000 per year; (3) increased the monthly car allowance payable to Mr. Chapman from $500 per month to $1,000 per month; and (4) provided that EcoStim, Inc. will reimburse Mr. Chapman up to $500.00 per month for payment of office rental in Longview, Texas.

On November 30, 2016, the Company entered into a loan and security Agreement with Bienville and an individual. Bienville is currently the holder of approximately 20% of the Company’s outstanding shares of Common Stock. The indebtedness created under that loan and security agreement, including approximately $24,548 of interest at 14% per annum, was repaid on March 6, 2017 with a portion of the proceeds of the credit facility extended by the Fir Tree Affiliate under the A&R Note Agreement.

On March 7, 2016, Jogeir Romestrand advised us that he would resign as a member of the Board effective immediately. By unanimous written consent of the Board, the Board has designated and appointed Mr. Romestrand as a Director Emeritus of the Company, which entitles Mr. Romestrand to receive notice of and attend all subsequent meetings of the Board as a non-voting observer, for a term beginning on such date and ending on September 30, 2017 (or earlier, upon his removal from that position by the Board for cause). In recognition of his appointment as Director Emeritus of the Company, the Compensation Committee of the Board determined that it is in the best interests of the Company to amend that certain Non-Statutory Stock Option Agreement, dated September 18, 2015, between the Company and Mr. Romestrand.

AUDIT COMMITTEE REPORT

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

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Pursuant to its charter, the Audit Committee’s principal functions include the duty to: (i) oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; (ii) oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public; (iii) oversee the independent auditors’ qualifications, independence and performance; (iv) oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 17, 2017. The Audit Committee also selected Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Members of the Audit Committee:

Christopher Krummel (Chairman)

Bjarte Bruheim

OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals; Director Nominations

Any stockholder desiring to present a stockholder proposal at the Company’s 2018 annual meeting of stockholders and to have the proposal included in the Company’s related proxy statement must send the proposal to the Secretary of the Company at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, so that it is received no later than January 15, 2018. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

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In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote at the Company’s 2018 annual meeting of stockholders may propose business (other than proposals to be included in the Company’s proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2018 annual meeting of stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of the Company’s bylaws and SEC rules and regulations. Such proposal must be submitted in writing at the address shown above, so that it is received (i) between March 17, 2018 and April 16, 2018 if the 2018 annual meeting of stockholders is called for a date that is within thirty (30) days before or after the anniversary date of the 2017 annual meeting of stockholders, or (ii) if the 2018 annual meeting of stockholders is called for a date that is not within thirty (3) days before or after the anniversary date of the 2017 annual meeting of stockholders, no later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting was mailed or publicly disclosed, whichever is earlier.

The Company’s Nominating Committee will consider all director candidates recommended by a stockholder, if such nomination is properly submitted by the stockholder in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. Stockholder nominations of directors must be made in writing and delivered to the address shown above. Nominations must be received by the Secretary of the Company no later than (i) thirty-five (35) days prior to the date of the 2018 annual meeting of stockholders, if notice of the 2018 annual meeting is given or publicly disclosed at least fifty (50) days prior to the meeting date, or (ii) if notice of the 2018 annual meeting is given less than fifty (50) days prior to the meeting date, the earlier of (a) the close of business on the tenth (10th) day following the day on which notice of the date of the 2018 annual meeting of stockholders is mailed or publicly disclosed, whichever first occurs, or (b) two (2) days prior to the date of the annual meeting.

Proxy Materials, Annual Report and Other Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 15, 2017:

A COPY OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, THE FORM OF PROXY AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, ARE AVAILABLE FREE OF CHARGE AT www.ecostim-es.com IN THE “SEC FILINGS” SUBSECTION OF THE “INVESTORS” SECTION.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including the financial statements and the financial statement schedules, if any, but not including exhibits), is being mailed with this Proxy Statement. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary, or by email at investorrelations@ecostim-es.com.

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APPENDIX A

SECOND AMENDMENT TO THE

ECO-STIM ENERGY SOLUTIONS, INC.

2015 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), is made by Eco-Stim Energy Solutions, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XIII of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment to increase the number of shares of common stock of the Company (the “Shares”) that may be issued under the Plan must be approved by the stockholders of the Company; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Shares available for awards under the Plan by 5,000,000 Shares (prior to giving effect to any stock split that is approved by the stockholders of the Company), subject to approval by the stockholders of the Company and the Full Note Conversion (as used herein, such term shall have meaning assigned thereto in that certain Amended and Restated Convertible Note Facility Agreement, dated as of March 3, 2017, by and among the Company and FT SOF VII Holdings LLC) having occurred.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of June 15, 2017, subject to approval by the Company’s stockholders and the Full Note Conversion having occurred, as set forth below:

1. Paragraph II of the Plan is hereby amended by adding the following definition thereto in alphabetical order:

“Reverse Stock Split” means a reverse stock split of the shares of Common Stock at a ratio of one-for-four (1:4), such that every four (4) shares of Common Stock issued and outstanding on the effective date thereof is automatically reclassified and combined into one (1) share of Common Stock or any other reverse stock split that is approved by the stockholders.

“Second Amendment” means the Second Amendment to the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, effective as of June 15, 2017.

2. The first sentence of Paragraph V(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 6,200,000 shares of Common Stock (subject to adjustment for the Reverse Stock Split), which is inclusive of shares of Common Stock issued as of or prior to the effective date of the Second Amendment pursuant to an Award under the Plan and/or the Prior Plan and shares of Common Stock that may be issuable after the effective date of the Second Amendment pursuant to an Award granted under the Plan or the Prior Plan, as applicable, prior to, on or after such effective date.”

A-1

3. Paragraph XII(b) of the Plan is hereby amended by adding the phrase “(including, without limitation, the Reverse Stock Split)” immediately after the phrase “consolidation of shares of Common Stock” appearing therein.

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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APPENDIX B

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The Notice of the Annual Meeting, Proxy Statement and the 2016 Annual Report on Form 10-K are available at: www.proxyvoting.com/eses

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY

ECO-STIM ENERGY SOLUTIONS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2017

Please date, sign and mail this proxy card in the postage-paid return-addressed envelope provided as soon as possible

The person signing on the reverse by this proxy appoints Alexander Nickolatos and Craig Murrin, each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all shares of Common Stock of Eco-Stim Energy Solutions, Inc. held of record by the undersigned at the close of business on May 4, 2017 at Eco-Stim Energy Solutions, Inc.'s annual meeting of stockholders to be held on June 15, 2017 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated on the reverse side and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in accordance with the instructions given above. **If no instructions are given, this proxy will be voted "FOR ALL" nominees in proposal 1, "FOR" proposal 2, "FOR" proposal 3, "FOR" proposal 4, "FOR" proposal 5, "FOR" proposal 6 and "FOR" proposal 7.**

Printed Name of Stockholder as it Exists in the Stockholder Registry: ____________________

Signature: ____________________

Printed Name and Authority of the Person Signing If Not Stockholder Named in Stockholder Registry (e.g., person signing for corporate or fund stockholder): ____________________

(Continued, and to be marked, dated and signed, on the other side)